Exhibit 4.15

AGREEMENT

DATED         OCTOBER, 2004

CZK 6,606,600,000 and

 40,000,000

CREDIT FACILITY

FOR

OSKAR MOBIL A.S.

ARRANGED BY

ABN AMRO BANK N.V., LONDON BRANCH

J.P. MORGAN PLC

AND

UBS LIMITED

WITH

J.P. MORGAN EUROPE LIMITED

as Facility Agent and Security Agent

AND

ČESKÁ SPOŘITELNA, A.S.

as Koruna Paying Agent

ALLEN & OVERY

ALLEN & OVERY LLP

LONDON

THIS AGREEMENT is dated         October, 2004

BETWEEN:

(1)

OSKAR MOBIL A.S., a joint-stock company incorporated in the Czech Republic with registered number 25788001, with its seat at Praha 10, Vinohradská 167, PSČ 100 00, Czech Republic (the Company);

(2)

OSKAR HOLDINGS N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands with registered number 34119084, with its seat at World Trade Centre, Strawinskylaan 707, 1077 XX Amsterdam, The Netherlands (the Parent);

(3)

THE COMPANIES listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(4)

J.P. MORGAN PLC as Global Co-ordinator;

(5)

ABN AMRO BANK N.V., LONDON BRANCH, J.P. MORGAN PLC AND UBS LIMITED as mandated lead arrangers (in this capacity the Arrangers);

(6)

THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(7)

J.P. MORGAN EUROPE LIMITED as facility agent (in this capacity the Facility Agent);

(8)

J.P. MORGAN EUROPE LIMITED as security agent (in this capacity the Security Agent); and

(9)

ČESKÁ SPOŘITELNA, A.S. as Koruna Paying Agent (the Koruna Paying Agent).

IT IS AGREED as follows:

1.

INTERPRETATION

1.1

Definitions

In this Agreement:

Accession Agreement means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Accounting Principles means the accounting principles and practices generally accepted in the United States of America.

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

Administrative Party means an Arranger or an Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent means the Facility Agent, the Security Agent or the Koruna Paying Agent.

Authorisation means:

(a)

the decision No. 5379/2002-610 on granting the telecommunications licence to establish and operate a public mobile telecommunications network under the GSM standard in the Czech Republic dated 17th June, 2002 (and effective on 13th November, 2002) issued by the Czech Telecommunications Office; and

(b)

the decision No. 8951/2002-610 on granting the telecommunications licence to provide a public telecommunications service through a public mobile telecommunications network, dated 20th June, 2002 (and effective on 13th November, 2002) granted by the Czech Telecommunications Office.

Availability Period means the period from the Signing Date up to and including the date falling 24 months after the Signing Date.

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 25 (Indemnities and Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

Business means the business of the Group carried on at the date of this Agreement and from time to time relating to:

(a)

the establishment, operation and development by the Company of a GSM 900/1800 public mobile telecommunications network in the Czech Republic pursuant to the Authorisation;

(b)

the provision of mobile telecommunications systems;

(c)

any business that the Company might enter into in connection with the fulfilment of its obligations under the Authorisation;

(d)

following the acquisition of a UMTS Licence, the establishment, operation and development by the Company of a mobile telecommunications network in the Czech Republic in accordance with the terms of the UMTS Licence;

(e)

any business or any other service to subscribers through wireless communications that is incidental to or relates to the activities set out in paragraphs (a) to (d) above; and

(f)

any other similar or related business conducted by any members of the Group from time to time.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Prague and, in the case of a payment to be made by a Dutch Obligor, Amsterdam and, if on that day a payment in or a purchase of euro is to be made (or an interest rate applicable to an amount in euro is to be fixed), which is also a TARGET Day.

Business Plan means the business plan for the Group dated 6th October, 2004.

Collateral means the assets which are subject to the security created by the Security Documents.

Commitment, in relation to a Lender, means the aggregate of:

(a)

its Tranche A Commitment; and

(b)

its Tranche B Commitment.

Commitment Letter means the commitment letter between, amongst others, the Arrangers, the Company and the Parent dated 3rd September, 2004.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Conversion Date means the date falling 24 months after the Signing Date.

Czech Commercial Code means Act No. 513/1991 of the Collection of Laws of the Czech Republic, the Commercial Code, as amended.

Dangerous Substance means any radioactive emissions and any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) and including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste, gives rise to a risk of causing harm to man or any other living organism or damaging, in any material respect, the Environment or public health.

Default means:

(a)

an Event of Default; or

(b)

an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Dutch Obligor means an Obligor incorporated in the Netherlands.

Dutch Civil Code means the Burgerlijk Wetboek.

Environment means all, or any of, the following media:  the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

Environmental Claim means any claim by any person:

(a)

in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

(b)

that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including, without limitation, any such claim that arises from injury to persons or property.

Environmental Contamination means each of the following and their consequences:

(a)

any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by a member of the Group into any part of the Environment; or

(b)

any accident, fire, explosion or sudden event at any site owned or occupied by a member of the Group which is directly caused by or attributable to any Dangerous Substance; or

(c)

any other pollution of the Environment arising at or from any site owned or occupied by a member of the Group.

Environmental Law means all laws and regulations concerning pollution, the Environment or Dangerous Substances.

Environmental Licence means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

EURIBOR means for a Term of any Loan or overdue amount in euro:

(a)

the applicable Screen Rate; or

(b)

if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

euro means the single currency of the Participating Member States.

Event of Default means an event specified as such in Clause 20 (Default).

Excess Cashflow means, in relation to a financial year of the Group, EBITDA for that financial year less:

(a)

Consolidated Total Interest Expense paid for that financial year;

(b)

all repayments of principal of Consolidated Total Debt for that financial year;

(c)

net income tax paid during that financial year; and

(d)

all capital expenditure made during that financial year,

minus or, as the case may be, plus the amount by which the working capital of the Group at the end of the relevant financial year exceeds or falls short of the working capital of the Group at the end of the immediately preceding financial year (and for this purpose working capital of the Group means the amount by which current assets (excluding cash and cash equivalents, deferred and future income tax assets, income tax receivables or recoverables and assets arising out of derivative financial instruments) exceed current liabilities (excluding Financial Indebtedness, accrued income taxes payable, deferred or future income tax liabilities, accrued interest payable, accrued dividends payable, other accruals with respect to distributions of a type set out in Clause 19.13(a) or (b) (Restricted Distributions) and liabilities arising out of derivative financial instruments), all as determined in accordance with Accounting Principles as at the date to which the Original Financial Statements were prepared.

Exempt Lender means a Lender:

(a)

having its registered seat or place of management in the Czech Republic; or

(b)

having its registered seat and place of management outside the Czech Republic and lending through a permanent establishment in the Czech Republic, which has obtained an exemption for payments made to that permanent establishment from any requirement to deduct any Tax imposed by an authority of the Czech Republic.

Existing Facility means the loan agreement dated 19th July, 2000 (as amended) made between, among others, the Company and J.P. Morgan Europe Limited (formerly Chase Manhattan International Limited) as Facility Agent.

Existing Hedging Documents means the ISDA master agreements and transaction confirmations entered into in connection with the Existing Facility and any transaction confirmations entered into under those agreements.

Facility means a loan facility referred to in Clause 2 (Facilities) and made available by the Lenders under this Agreement and Facilities means each such Facility.

Facility Agent's Spot Rate of Exchange means the spot rate of exchange as determined by the Facility Agent for the purpose of obtaining a particular currency in the London foreign exchange market with Koruna (or vice versa) at or about 11.00 a.m. on a particular day.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)

on or before the date it becomes a Lender; or

(b)

by not less than five Business Days' notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company and/or the Parent setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the date falling six years after the Signing Date.

Finance Document means:

(a)

this Agreement;

(b)

a Security Document;

(c)

the Midco Guarantee;

(d)

the Intercreditor Agreement;

(e)

a Fee Letter;

(f)

the Commitment Letter;

(g)

a Hedging Document;

(h)

the Hedging Letter;

(i)

a Transfer Certificate;

(j)

an Accession Agreement;

(k)

a Resignation Request; or

(l)

any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender, a Hedging Bank or an Administrative Party.

Finance Subsidiary means a direct wholly-owned subsidiary of the Parent, the Company or a Guarantor (other than Midco) that is formed for the purpose of borrowing funds or issuing securities and lending the proceeds to the Parent, the Company or a Guarantor pursuant to a Senior Subordinated Notes Funding Loan and that conducts no business other than as may be reasonably incidental to such purpose.

Financial Indebtedness means any indebtedness for or in respect of:

(a)

moneys borrowed;

(b)

any debenture, bond, note, loan stock or other security (including the effects of any unamortised issuance premiums or discounts);

(c)

any acceptance credit (including any dematerialised equivalent);

(d)

receivables sold or discounted to the extent of any recourse;

(e)

the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the party liable where the deferred payment is:

(i)

not trade credit;

(ii)

deferred for a period of more than twelve months; and

(iii)

arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)

the capital value under Accounting Principles of any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g)

(for the purposes of Clause 19.11 (Restrictions on Financial Indebtedness) and 20.5 (Cross-default)), the marked to market value of any currency swap, or interest swap, cap or collar arrangement or any other derivative instrument (excluding, in respect of Clause 19.11 (Restrictions on Financial Indebtedness), any such indebtedness arising under Operational Hedges);

(h)

any amount raised under any other transaction having the commercial effect of a borrowing or raising of money;

(i)

any redeemable preference share;

(j)

any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)

any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness of a kind set out in paragraphs (a) to (j) above but so that there shall be no double-counting.

Further High Yield Issue has the meaning given to it in the Intercreditor Agreement.

Further High Yield Notes has the meaning given to it in the Intercreditor Agreement.

Group means the Parent and the Restricted Subsidiaries.

Guarantor means an Original Guarantor or an Additional Guarantor.

Hedging Bank has the meaning given to it in the Intercreditor Agreement.

Hedging Documents has the meaning given to it in the Intercreditor Agreement.

Hedging Letter means a letter, the terms of which are approved by the Arrangers, dated on or about the date of this Agreement between the Company and the Facility Agent relating to the hedging to be effected by the Group.

High Yield Indenture means the indenture to be entered into between the Company as issuer, JPMorgan Chase Bank as trustee, the Security Agent and the Parent and Midco as guarantors.

High Yield Issue means the issue of the High Yield Notes.

High Yield Notes means the euro denominated notes to be issued by the Company (whether by way of a single issue or multiple issuances) pursuant to the High Yield Indenture in an aggregate amount not exceeding e325,000,000.

Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

Holding Company Security Account means each bank account held by the Parent or Midco and in respect of which the relevant Holding Company has (a) entered into a Security Document in form and substance satisfactory to the Security Agent in favour of the Security Agent and (b) taken such steps as are required by that Security Document to perfect the Security Interest arising thereunder.

Increased Cost means:

(a)

an additional or increased cost;

(b)

a reduction in the rate of return from the Facilities or on its overall capital; or

(c)

a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Indenture Documents means:

(a)

the High Yield Indenture;

(b)

any Indenture in respect of any Further High Yield Notes; and

(c)

any other documentation required to implement any High Yield Issue or any Further High Yield Issue.

Information Package means:

(a)

the Business Plan;

(b)

the memorandum dated September, 2004 produced in connection with Syndication;

(c)

the ratings presentations dated 31st March and 1st April, 2004, as updated on 21st May, 2004 and 28th July, 2004 in respect of the Group; and

(d)

the offering memorandum in respect of the High Yield Notes.

Intellectual Property Rights means know-how, patents, trademarks, designs, trading names, copyrights and other intellectual property rights (in each case whether registered or not and including all applications for the same).

Intercreditor Agreement means the intercreditor agreement dated on or about the date of this Agreement between (among others) the Facility Agent, the Security Agent, the Lenders, the Hedging Banks, each Original Obligor and the trustee of the High Yield Notes.

Koruna or CZK means the lawful currency for the time being of the Czech Republic.

Koruna Amount, unless otherwise expressly provided, means on any date:

(a)

in relation to an amount in Koruna, that amount; and

(b)

in relation to any amount denominated in a currency other than Koruna, that amount converted to Koruna at the rate of exchange of  31.46 Koruna per euro.

Lender means:

(a)

an Original Lender; or

(b)

any person which becomes a Lender after the date of this Agreement.

Lender's Pro Rata Share means:

(a)

for the purpose of determining a Lender's share in a utilisation of a Tranche, the proportion which its Commitment under that Tranche bears to all the Commitments under that Tranche; and

(b)

for the purposes of Clause 22.11 (Indemnities), or any other purpose, on a particular date:

(i)

the proportion which a Lender's share of the Koruna Amount of the Loans (if any) bears to the Koruna Amount of all the Loans;

(ii)

if there is no Loan outstanding on that date, the proportion which the Koruna Amount of that Lender's Commitment bears to the Koruna Amount of the Total Commitments on that date; or

(iii)

if the Total Commitments have been cancelled, the proportion which the Koruna Amount of that Lender's Commitment bore to the Koruna Amount of the Total Commitments immediately before being cancelled.

Licence means:

(a)

the Authorisation;

(b)

on and from the date on which a member of the Group acquires a UMTS Licence, the UMTS Licence; or

(c)

any other material authorisations required in connection with the Authorisation or the Business, including any supplemental, additional or replacement authorisation required from time to time, without which it would not be possible to operate the Business in all material respects.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing and when designated:

(a)

Tranche A1 means such a borrowing (or amount of a borrowing) under Tranche A1;

(b)

Tranche A2 means such a borrowing (or amount of a borrowing) under Tranche A2;

(c)

Tranche A means such a borrowing (or amount of a borrowing) under Tranche A1 or Tranche A2, as the context requires; and

(d)

Tranche B means such a borrowing (or amount of a borrowing) under Tranche B.

Majority Lenders means, at any time, Lenders:

(a)

the Koruna Amounts of whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Koruna Amount of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)

if there is no Loan then outstanding, the Koruna Amounts of whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Koruna Amount of the Total Commitments; or

(c)

if there is no Loan then outstanding and the Total Commitments have been reduced to zero, the Koruna Amounts of whose Commitments aggregated 66 2/3 per cent. or more of the Koruna Amount of the Total Commitments immediately before the reduction.

Management Fees means fees payable by a member of the Group to any Restricted Person for management and technical services (including, without limitation, network-related services, marketing, financial, legal and project management services), but does not include amounts paid by a member of the Group:

(a)

under secondment agreements entered into by a member of the Group with a Restricted Person where such amounts are paid only in respect of duties performed by seconded employees on behalf of a member of the Group; or

(b)

to a Restricted Person in respect of expenses incurred by a Restricted Person on behalf of a member of the Group from third party contractors or service providers (including, without limitation, in respect of group audit services and insurance policies), provided that such expenses are incurred in the ordinary course of business of the Group and are directly related to the business of the Group.

Mandatory Cost means the percentage rate per annum, calculated by the Facility Agent in accordance with Schedule 4 (Calculation of the Mandatory Cost).

Margin means:

(a)

for a Tranche A Loan, 1.875 per cent. per annum, as adjusted pursuant to Clause 8.3 (Margin); and

(b)

for a Tranche B Loan, 2.00 per cent. per annum, as adjusted pursuant to Clause 8.3 (Margin).

Material Adverse Effect means a material adverse effect on:

(a)

the business or financial condition of the Group as a whole;

(b)

the ability of any Obligor to perform its obligations under any Finance Document; or

(c)

the Security Interests created or intended to be created by the Security Documents.

Material Contract means:

(a)

each Licence;

(b)

each Supplier Contract;

(c)

the contract "for Interconnection of Telecommunication Networks" between the Company and Cesky Telecom a.s. dated 7th January, 2000;

(d)

the agreement "for providing telecommunication services" between the Company and Cesky Telecom a.s. dated 7th January, 2000 pursuant to which Cesky Telecom a.s. agrees, among other things, to provide the Company with telecommunication services and to lease to the Company certain parts of its telecommunication network for the purposes of implementing the Network;

(e)

the contract "for Interconnection of Telecommunications Networks" between the Company and Eurotel Praha spol. s r.o. dated 22nd March, 2001;

(f)

the contract "for Interconnection of Telecommunication Networks" between the Company and T-Mobile Czech Republic a.s. dated 20th December, 2000; or

(g)

any other agreement entered into after the date of this Agreement which:

(i)

the Majority Lenders reasonably consider to be of fundamental importance to the Business; or

(ii)

is an agreement (or agreement which is part of a series of connected agreements) entered into by a member of the Group involving a payment obligation (whether of a member of the Group or any person) of CZK300,000,000 or more in any one year;

and, in the case of any agreement referred to in paragraph (g) above, is designated as a Material Contract by notice in writing from the Facility Agent to the Company (after prior consultation with the Company).

Material Intellectual Property Rights means, at any time, all the Intellectual Property Rights which are material to the conduct of the Business from time to time or are required by the Group for it to carry on its business in all material respects as it is then being conducted.

Maturity Date means, for a Loan the Term of which ends on or before the Conversion Date, the last day of that Term.

Midco means Oskar Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands under number 1292689.

Midco Guarantee means the deed of guarantee between Midco and the Security Agent dated on or about the Signing Date.

Moody's means Moody's Investor Services Inc., or any successor to its rating business.

Net Proceeds, in respect of a disposal, receipt, recovery or issue means the gross proceeds arising from that transaction, less all related Tax and reasonable costs and expenses incurred by members of the Group.

Network means:

(a)

the GSM 900/1800 public mobile telecommunications network operated by the Company in the Czech Republic under the Authorisation;

(b)

any mobile telecommunications network to be operated by the Company in the Czech Republic under the UMTS Licence; and

(c)

any other telecommunications network operated or to be operated by a member of the Group,

and in each case includes any part of such networks and all modifications, substitutions, replacements, renewals and extensions made to such network.

Obligor means the Company or a Guarantor and, for the purposes of Clause 20 (Default), includes a member of the Group which has not become a Guarantor.

Operational Hedges means any currency arrangement of less than twelve months' duration, whose purpose is to hedge future cash inflows and outflows of the Company which are unrelated to obligations arising in relation to Financial Indebtedness.

Original Financial Statements means the audited consolidated financial statements of the Parent for the year ended 31st December, 2003.

Original Obligor means the Company or one of the Original Guarantors.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Permitted Disposal means any disposal permitted by Clause 19.6(b)(i) to (vi) (Disposals) (inclusive).

Permitted Distribution means any payment permitted by Clause 19.13(i) to (iv) (Restricted Distributions) (inclusive).

PRIBOR means for a Term of any loan or other due amount in Koruna:

(a)

the applicable Screen Rate; or

(b)

if no Screen Rate is available for Koruna or the Term of that loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the PRIBOR Reference Banks to leading banks in the Prague interbank market, as of 11.00 a.m. (Prague time) on the Rate Fixing Day for the offering of deposits in Koruna for a period comparable to that Term.

PRIBOR Reference Banks means Česká spořitelna, a.s., Komerční banka, a.s. and Československá obchodní banka, a.s. and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Qualifying Capital Markets Debt Issue means:

(a)

the High Yield Issue;

(b)

any issue of Further High Yield Notes; or

(c)

any Senior Subordinated Notes Issue.

Qualifying Lender means a Lender which is:

(a)

a Treaty Lender; or

(b)

an Exempt Lender; or

(c)

Export Development Canada.

Rate Fixing Day means:

(a)

the second TARGET Day before the first day of a Term for a Loan denominated in euro; or

(b)

the second Business Day before the first day of a Term for a Loan denominated in Koruna,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means the London branches of ABN AMRO Bank N.V., JP Morgan Chase Bank, and UBS Limited and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Repayment Instalment has the meaning given to that term in Clause 6.2(b) (Repayment of Tranche A after Conversion Date).

Repeating Representations means the representations in Clauses 16.2 (Status) to 16.4 (Legal validity) (both inclusive), 16.6 (pari passu ranking) to 16.10 (No default) (both inclusive) and 16.12 (Accounts).

Report means the legal due diligence report referred to in Part 1 of Schedule 2 (Conditions Precedent Documents) under the heading "Other Documents and Evidence".

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Resignation Request means a letter in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Restricted Person means:

(a)

each Shareholder;

(b)

TIW;

(c)

any Affiliate of TIW or of any Shareholder (other than a member of the Group);

(d)

an Unrestricted Subsidiary;

(e)

any partnership in which any entity listed in paragraphs (a) to (d) above is a partner.

Restricted Purchase means any payment (whether in cash, property, securities or otherwise) on account of the purchase, redemption, restriction or other acquisition or retirement of any of the share capital of a member of the Group.

Restricted Subsidiary means:

(a)

the Company and each Guarantor (other than the Parent); and

(b)

any other Subsidiary of the Parent which is not an Unrestricted Subsidiary.

Rollover Loan means one or more Loans made under a Tranche before the Conversion Date:

(a)

to be made on the same day that a maturing Loan under that Tranche is due to be repaid;

(b)

the aggregate amount of which is equal to or less than the maturing Loan; and

(c)

to be made for the purpose of refinancing the maturing Loan.

S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

Screen Rate means:

(a)

for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union; and

(b)

for PRIBOR, the percentage rate per annum on page PRBO of the Reuters Monitor Money Rates Service,

for the relevant currency and Term displayed on the appropriate page of the Telerate screen or, as the case may be, the Reuters Monitor Money Rates Service selected by the Facility Agent.  If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Documents means all documents executed or to be executed creating, evidencing or granting any Security Interest for the obligations of any Obligor under the Finance Documents, including without limitation:

(a)

each document listed in Schedule 9 (Security Documents);

(b)

any document executed in accordance with Clause 19.21 (Share Security) or Clause 19.22 (Further Security over assets);

(c)

each other document creating any Security Interest in favour of the Security Agent granted from time to time pursuant to any provision of the Finance Documents; and

(d)

each other document designated as such in writing by the Company and the Security Agent.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Senior Subordinated Notes has the meaning given to it in the Intercreditor Agreement.

Senior Subordinated Notes Funding Loans has the meaning given to it in the Intercreditor Agreement.

Senior Subordinated Notes Funding Loan Agreement has the meaning given to it in the Intercreditor Agreement.

Senior Subordinated Guarantee has the meaning given to it in the Intercreditor Agreement.

Senior Subordinated Notes Issue has the meaning given to it in the Intercreditor Agreement.

Senior Subordinated Funding Loan Assignment means any second-ranking security assignment of the interest of the lender under a Senior Subordinated Notes Funding Loans, given by that lender to the holders of the Senior Subordinated Notes and subject to the terms of the Intercreditor Agreement.

Shareholder means any person who from time to time holds shares in the Parent.

Signing Date means the date of this Agreement.

Subordinated Creditor has the meaning given to it in the Intercreditor Agreement.

Subordinated Shareholder Debt has the meaning given to it in the Intercreditor Agreement.

Subordinated Midco Share Pledge means any second-ranking share pledge of the shares in Midco, granted by the Parent to the holders of the Senior Subordinated Notes and subject to the terms of the Intercreditor Agreement.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership or in the case of:

(a)

an entity incorporated in the Czech Republic, which is otherwise controlled (or deemed to be controlled) under section 66a of the Czech Commercial Code; or

(b)

an entity incorporated in The Netherlands, means an entity which is a subsidiary of such person within the meaning of section 2:24 of the Dutch Commercial Code,

and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Supplier Contract means:

(a)

the network supply and services agreement dated 22nd  August, 2003 between Siemens Aktiengesellschaft, Siemens s.r.o. and the Company; and

(b)

the network supply and services agreement dated 1st January, 2003 between Ericsson spol.s.r.o, Ericsson Radio Systems AB and the Company,

together with all Phase Acquisition Documents (as defined in those network supply and services agreements) entered into by the Company thereunder, pursuant to which the Company has agreed to be supplied with certain mobile telecommunications equipment, software and services in connection with the Business.

Syndication means any syndication by the Arrangers of the whole or part of the Facilities.

Syndication Date means the day on which the Arrangers confirm to the Company that Syndication has been completed.

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

TIW means Telesystem International Wireless Inc.

Total Commitments means the aggregate of the Tranche A Total Commitments and the Tranche B Total Commitments.

Tranche means Tranche A1, Tranche A2  or Tranche B.

Tranche A Commitment means, in relation to a Lender, the aggregate of its Tranche A1 Commitment and Tranche A2 Commitment.

Tranche A Maturity Date means the date falling five years after the Signing Date.

Tranche A1 has the meaning given to it in Clause 2.1 (Facilities).

Tranche A2 has the meaning given to it in Clause 2.1 (Facilities).

Tranche A1 Commitment means:

(a)

in relation to an Original Lender, the amount in Koruna set opposite its name in Schedule 1 (Parties) under the heading Commitments (and designated Tranche A1) and the amount of any other Tranche A1 Commitment it acquires; and

(b)

for any other Lender, the amount of any Tranche A1 Commitment it acquires,

to the extent not cancelled, reduced or transferred under this Agreement.

Tranche A2 Commitment means:

(a)

in relation to an Original Lender, the amount in euro set opposite its name in Schedule 1 (Parties) under the heading Commitments (and designated Tranche A2) and the amount of any other Tranche A2 Commitment it acquires; and

(b)

for any other Lender, the amount of any Tranche A2 Commitment it acquires,

to the extent not cancelled, reduced or transferred under this Agreement.

Tranche A Total Commitments means the aggregate of the Tranche A1 Total Commitments and the Tranche A2 Total Commitments.

Tranche A1 Total Commitments means the aggregate of the Tranche A1 Commitments.

Tranche A2 Total Commitments means the aggregate of the Tranche A2 Commitments.

Tranche B has the meaning given to it in Clause 2.1 (Facilities).

Tranche B Commitment means:

(a)

in relation to an Original Lender, the amount of Koruna set opposite its name in Schedule 1 (Parties) under the heading Commitments (and designated Tranche B) and the amount of any other Tranche B Commitment it acquires; and

(b)

for any other Lender, the amount of any Tranche B Commitment it acquires,

to the extent not cancelled, reduced or transferred under this Agreement.

Tranche B Total Commitments means the aggregate of the Tranche B Commitments.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Treaty Lender means a Lender which:

(a)

is resident (as defined in the appropriate double taxation agreement) in a country with which the Czech Republic has a double taxation agreement giving residents of that country (in the same circumstances and with the same status as the relevant Lender) exemption from Czech tax on interest; and

(b)

has its registered seat and place of management outside the Czech Republic and has no permanent establishment in the Czech Republic with which the payments under the Finance Documents are connected.

U.K. means the United Kingdom.

UMTS Licence means any Universal Mobile Telecommunications System (UMTS) licence acquired by any member of the Group in the Czech Republic.

Unrestricted Subsidiary means each Subsidiary of the Parent (other than any Obligor):

(a)

which is a limited liability company;

(b)

the acquisition cost of which is not funded directly or indirectly (in whole or in part) by a member of the Group other than from the proceeds of a Permitted Distribution;

(c)

whose ongoing funding requirements are not funded directly or indirectly (in whole or in part) by any member of the Group other than from the proceeds of a Permitted Distribution;

(d)

which has not at any time directly or indirectly been the recipient of any asset transferred to it by another member of the Group (other than an asset which could have been transferred to it as a Permitted Distribution or under Clause 19.6(b)(i) to (vi) (Disposals) (inclusive));

(e)

none of whose indebtedness is directly or indirectly guaranteed, indemnified or otherwise supported by any commitment from any member of the Group; and

(f)

which has been designated as an Unrestricted Subsidiary by not less than 10 Business Days' notice from the Parent to the Facility Agent provided that no such designation may occur:

(i)

if any Default is outstanding at the time of the proposed designation;

(ii)

if a Default could reasonably be expected to occur as a result of the designation; or

(iii)

in respect of the first designation of an Unrestricted Subsidiary, until the Facility Agent and the auditors of the Parent have approved the basis of a combination of accounts in respect of the Parent and each Restricted Subsidiary.

Utilisation Date means each date on which a Facility is utilised.

1.2

Construction

(a)

The following definitions have the meanings given to them in Clause  ():

(i)

Annualised EBITDA;

(ii)

Annualised Consolidated Total Interest Expense;

(iii)

Consolidated Total Debt;

(iv)

Consolidated Total Interest Expense;

(v)

EBITDA;

(vi)

Extraordinary Items;

(vii)

Interest;

(viii)

Interest Expense;

(ix)

Interest Income; and

(x)

Ratio Period.

(b)

In this Agreement, unless the contrary intention appears, a reference to:

(i)

a document being in the agreed form means that the document is in a form previously agreed in writing by or on behalf of the Company and the Facility Agent or if not so agreed is in the form specified by the Facility Agent;

(ii)

an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(iii)

assets includes present and future properties, revenues and rights of every description;

(iv)

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(v)

consolidated, in respect of the Parent, Company or Group, at any time after a Subsidiary of the Parent has been designated as an Unrestricted Subsidiary, is a reference to a profit and loss account, cashflow statement and balance sheet of the Group for the relevant period or, as the case may be, accounting date, together with a schedule reconciling the foregoing with information contained in the corresponding consolidated financial statements or, as the case may be, management accounts of the Parent and its Subsidiaries, all prepared on a basis approved by the Facility Agent and the Parent's auditors;

(vi)

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vii)

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(viii)

know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(ix)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(x)

pro rata, in relation to a utilisation of, or a payment or calculation in relation to one or more Tranche(s) is a reference to a utilisation of, or payment or calculation in relation to Tranche A1, Tranche A2 and Tranche B, in each case in respective Koruna Amounts which are pro rata to the respective Koruna Amounts of the drawn and undrawn amounts of the Tranche A1 Total Commitments, Tranche A2 Total Commitments and Tranche B Total Commitments existing on the Rate Fixing Day in respect of the relevant utilisation or, as the case may be, the date of the payment or calculation;

(xi)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)

a currency is a reference to the lawful currency for the time being of the relevant country;

(xiii)

a Default being outstanding means that it has not been remedied or waived;

(xiv)

a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xv)

a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xvi)

a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xvii)

a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(xviii)

a time of day is a reference to London time.

(c)

Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)

if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)

if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)

notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

(e)

Unless the contrary intention appears:

(i)

a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)

a word or expression used in any other Finance Document (other than a Hedging Document) or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)

any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(f)

The headings in this Agreement do not affect its interpretation.

1.3

Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)

a necessary action to authorise where applicable, includes without limitation:

(i)

any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)

obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)

financial assistance means any act contemplated by:

(i)

(for a besloten vennootschap) Article 2:207(c) of the Dutch Civil Code; or

(ii)

(for a naamloze vennootschap) Article 2:98(c) of the Dutch Civil Code;

(c)

a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)        (i)

a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)

a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iii)

any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coördinatiewet Sociale Verzekeringen);

(iv)

a trustee in bankruptcy includes a curator;

(v)

an administrator includes a bewindvoerder; and

(vi)

an attachment includes a beslag.

2.

FACILITIES

2.1

Facilities

(a)

Subject to the terms of this Agreement, the Lenders make available to the Company:

(i)

a loan facility, to be designated Tranche A and divided into Tranche A1 and Tranche A2, under which the Lenders will, when requested by the Company, make Loans in Koruna (in the case of Tranche A1) and euro (in the case of Tranche A2) to the Company during the Availability Period; and

(ii)

a loan facility, to be designated Tranche B, under which the Lenders will, when requested by the Company, make Loans in Koruna to the Company during the Availability Period.

(b)

Until the Conversion Date, the Facilities are available on a revolving basis.  On the Conversion Date, the Facilities will convert into term loan facilities.

2.2

Facility Limits

(a)

The aggregate amount of all outstanding Loans under:

(i)

Tranche A1, shall not exceed the Tranche A1 Total Commitments at any time;

(ii)

Tranche A2, shall not exceed the Tranche A2 Total Commitments at any time;

(iii)

Tranche B, shall not exceed the Tranche B Total Commitments at any time; and

(iv)

the Facilities, shall not exceed the Total Commitments at any time.

(b)

The aggregate amount of:

(i)

the participations of a Lender in each Tranche A1 Loan shall not exceed that Lender's Tranche A1 Commitment at that time;

(ii)

the participations of a Lender in each Tranche A2 Loan shall not exceed that Lender's Tranche A2 Commitment at that time; and

(iii)

the participations of a Lender in each Tranche B Loan shall not exceed that Lender's Tranche B Commitment at that time.

(c)

Unless the Facility Agent otherwise agrees, no more than 30 Loans may be outstanding at any time.

2.3

Licence payment obligations

(a)

If a member of the Group enters into a Licence the terms of which require a member of the Group to make any payment which falls due during the Availability Period (any portion which falls due during the Availability Period being a Licence Payment Obligation), it shall notify the Facility Agent.

(b)

The aggregate Koruna Amount of the Loans may not at any time during the Availability Period exceed the Koruna Amount of the Total Commitments less the aggregate Koruna Amount of the outstanding Licence Payment Obligations at that time, except where a Loan is utilised in accordance with paragraph (c) below and, immediately after the application of the proceeds of that Loan in accordance with paragraph (c) below, the aggregate Koruna Amount  of the Loans outstanding does not exceed the Koruna Amount of the Total Commitments less the aggregate Koruna Amount of the outstanding Licence Payment Obligations.

(c)

Subject to the terms of this Agreement, the Company may utilise a Facility to fund a Licence Payment Obligation if, in the request for the relevant Loan, the Company certifies that the proceeds of the Loan will, forthwith on receipt by the relevant member of the Group, be applied directly to discharge the relevant Licence Payment Obligation.

2.4

Nature of a Finance Party's rights and obligations

Unless all the Finance Parties agree otherwise:

(a)

the obligations of a Finance Party under the Finance Documents are several;

(b)

failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)

no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)

the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)

a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)

a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.

PURPOSE

3.1

Loans

The Company shall apply the proceeds of each Loan:

(a)

towards repaying all amounts outstanding under, and cancelling, the Existing Facility, and

(b)

when the Existing Facility has been repaid and cancelled in full:

(i)

towards the ongoing general corporate and working capital requirements (including capital expenditure, including but not limited to the purchase of telecommunications equipment) of the Group; and

(ii)

for paying amounts due under the Licences (including Licence Payment Obligations (as defined in Clause 2.3 (Licence payment obligations))).

3.2

No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.

CONDITIONS PRECEDENT

4.1

Conditions precedent documents

The Lenders are not obliged to participate in any Loan until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent.  The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2

Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)

the Repeating Representations are correct in all material respects; and

(b)

no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

5.

UTILISATION

5.1

Giving of Requests

(a)

The Company may borrow Loans by giving to the Facility Agent a duly completed Request.

(b)

Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)

Each Request is irrevocable.

5.2

Completion of Requests

A Request for Loans will not be regarded as having been duly completed unless:

(a)

the Utilisation Date is a Business Day falling within the Availability Period;

(b)

it requests Loans on the basis of a pro rata utilisation of Tranches A1, A2 and B;

(c)

the aggregate Koruna Amount of the Loans that are the subject of the Request is (i) a minimum of CZK 300,000,000 and an integral multiple of CZK 150,000,000 or (ii) if a lesser amount, the balance of the undrawn Total Commitments;

(d)

the proposed Term complies with this Agreement;

(e)

it certifies that the Loans will be applied in accordance with Clause 3 (Purpose);

(f)

the amount requested would not cause Clause 2.2 (Facility Limits) or Clause 2.3 (Licence payment obligations) to be contravened; and

(g)

the payment instructions comply with Clause 14 (Payments).

Only one Loan under Tranche A1, one Loan under Tranche A2 and one Loan under Tranche B may be requested in a Request, but more than one Request may be submitted simultaneously.

5.3

Advance of Loans

(a)

The Facility Agent must promptly notify each Lender of the details of the requested Loans and the amount of its share in those Loans.

(b)

The amount of each Lender's share of the Loans will be that Lender's Pro Rata Share under the relevant Tranche on the proposed Utilisation Date.

(c)

No Lender is obliged to participate in a Loan if, as a result, the Loans under:

(i)

Tranche A1 would exceed the Tranche A1 Total Commitments; or

(ii)

Tranche A2 would exceed the Tranche A2 Total Commitments; or

(iii)

Tranche B would exceed the Tranche B Total Commitments.

(d)

If the conditions set out in this Agreement have been met, each Lender must make its share in the Loans available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

6.

REPAYMENT

6.1

Repayment before Conversion Date

(a)

The Company must repay each Loan the Term of which ends on or before the Conversion Date on its Maturity Date.

(b)

Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed on or before the Conversion Date.

6.2

Repayment of Tranche A after the Conversion Date

(a)

The Company shall repay each Tranche A Loan which is outstanding at close of business on the Conversion Date in full by quarterly instalments, starting on 30th March, 2007 (each a Repayment Instalment).

(b)

Each Repayment Instalment shall be:

(i)

an amount equal to the percentage of the aggregate amount of the Loans drawn down under Tranche A1 and which were outstanding at close of business in London on the Conversion Date which is set out opposite the relevant Repayment Date; and

(ii)

an amount equal to the percentage of the aggregate amount of the Loans drawn down under Tranche A2 and which were outstanding at close of business in London on the Conversion Date which is set out opposite the relevant Repayment Date.

Repayment Date	Percentage of Tranche A1 Loans and
Tranche A2 Loans to be repaid

(%)

30th March, 2007	4.167

30th June, 2007	4.167

30th September, 2007	4.167

30th December, 2007	4.167

30th March, 2008	8.334

30th June, 2008	8.334

30th September, 2008	8.334

30th December, 2008	8.334

30th March, 2009	8.334

30th June, 2009	8.334

The Tranche A Maturity Date	The balance of the Tranche A Loans then
outstanding.

6.3

Repayment of Tranche B

The Company must repay each Tranche B Loan which is outstanding at close of business on the Conversion Date on the Final Maturity Date.

6.4

Final Maturity Dates

(a)

No Tranche A Loan may be outstanding after the Tranche A Maturity Date.

(b)

No Tranche B Advance may be outstanding after the Final Maturity Date.

7.

PREPAYMENT AND CANCELLATION

7.1

Mandatory prepayment - illegality

(a)

A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)

Subject to Clause 13 (Mitigation) (but without limiting in any way the Company's obligation under this Clause 7.1), after notification under paragraph (a) above:

(i)

the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)

the Commitments of that Lender will be immediately cancelled.

(c)

The date for repayment or prepayment of a Lender's share in a Loan under this Clause 7.1 will be:

(i)

the last day of the current Term of that Loan; or

(ii)

if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

7.2

Mandatory prepayment upon Control Event

(a)

If a Control Event occurs, the Total Commitments will immediately be reduced to zero and the Company will forthwith repay all outstanding Loans, together with all accrued interest, fees and other amounts outstanding under the Finance Documents.

(b)

For the purposes of this Clause 7.2, a Control Event occurs if:

(i)

TIW ceases legally and beneficially to own (directly or indirectly) shares to which attach more than 50 per cent. of the voting rights attaching to all the issued share capital of the Parent (Voting Control), unless:

(A)

TIW transfers Voting Control to another international telecommunications operator with a long term corporate credit rating of BBB (or equivalent) or above from Moody's or S&P and a stable outlook (and, if rated by both of those agencies, with a long term corporate credit rating of BBB (or equivalent) or above from both agencies) (an Acceptable Shareholder); and

(B)

the transfer of Voting Control to an Acceptable Shareholder has received the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld provided that the credit rating of the person(s) who acquire Voting Control may not be grounds for refusal of such consent where the requirements of sub-paragraph (A) above are satisfied); or

(ii)

Midco ceases directly, legally and (save as a result of the Security Documents or on account of Security Interests permitted by Clause 19.4(b)(ii) (Negative Pledge)) beneficially, to own shares in the Company to which attach at least 99.87 per cent. of the economic and voting rights attaching to all the issued share capital of the Company; or

(iii)

the Parent ceases directly, legally and (save as a result of the Security Documents) beneficially to own all of the issued share capital of Midco;

(iv)

the Parent ceases to control the Company (and for this purpose the Company is controlled by the Parent if the Parent has the power to direct the management and policies of the Company whether through the direct or indirect ownership of voting capital, by contract or otherwise); or

(v)

unless previously consented to in writing by the Facility Agent (acting on the instructions of the Majority Lenders), any holder of High Yield Notes, Further High Yield Notes or Senior Subordinated Notes becomes entitled to require the issuer thereof to offer to repurchase the notes held by such holder pursuant to Section 4.06 (Change of Control) of the High Yield Indenture or pursuant to any equivalent provision in any indenture constituting any Further High Yield Notes or Senior Subordinated Notes (a Change of Control Put), except where the Change of Control Put becomes exercisable as a result of the transfer of Voting Control to an Acceptable Shareholder.

7.3

Mandatory prepayment from proceeds

(a)

Subject to Clause 7.4 (Excluded Proceeds), if any member of the Group disposes of any of its assets other than in accordance with Clause 19.6(b)(i), (v) or (vi) (Disposals) and the Net Proceeds of the disposal, when aggregated with the Net Proceeds of all other such disposals in the same financial year of the Parent, exceed CZK 75,000,000 (or its equivalent), the Company will apply an amount equal to the excess in reduction of the Facilities within five Business Days of receipt in accordance with this Clause 7.

(b)

Subject to Clause 7.4 (Excluded Proceeds) below, if any member of the Group receives proceeds of any insurance claim (other than in respect of third party liability policies) and the Net Proceeds of such claim exceed CZK 30,000,000 (or its equivalent) or, when aggregated with the Net Proceeds of all other insurance claims received by any members of the Group in the same financial year of the Parent, exceed CZK 75,000,000 (or its equivalent), the Company will apply an amount equal to the excess in reduction of the Facilities within five Business Days of receipt in accordance with this Clause 7.

(c)

The Company shall apply an amount equal to 100 per cent. of the Net Proceeds arising from any Further High Yield Issue firstly in:

(i)

repayment or redemption (in whole or in part) of the High Yield Issue; and/or

(ii)

reduction of the Facilities in accordance with this Clause 7,

in each case within five Business Days of receipt of the Net Proceeds and shall be entitled to retain the balance of any such Net Proceeds after repayment and redemption in full of the High Yield Issue and repayment and cancellation of the Facilities.

(d)

The Company shall apply an amount equal to not less than 50 per cent. of the Net Proceeds received by a member of the Group in respect of any issue of Senior Subordinated Notes in reduction of the Facilities in accordance with this Clause 7 within five Business Days of receipt of the relevant proceeds.

7.4

Excluded Proceeds

In calculating whether any excess Net Proceeds are required by Clause 7.3(a) or (b) to be applied to reduce the Facilities, the Company may deduct from such excess Net Proceeds (prior to any calculation), any Net Proceeds which the Company certifies to the Facility Agent in writing, within five Business Days after receipt of the Net Proceeds by the relevant member of the Group, are to be applied:

(a)

in the case of Clause 7.3(a), in reinvestment in the member of the Group making the relevant disposal; or

(b)

in the case of Clause 7.3(b), in defraying the loss or liability to which the relevant insurance claim relates,

provided that in each such case, such Net Proceeds are so applied within twelve months after receipt of the Net Proceeds by the relevant member of the Group or, if not so applied during such period, are on the last day of such period applied to reduce the Facilities in accordance with this Clause 7.

7.5

Excess Cashflow

(a)

Within 10 Business Days after:

(i)

the last day of the Availability Period, in respect of the financial year of the Group ending on 31st December, 2005; or

(ii)

delivery of each set of the audited accounts of the Group delivered under Clause 17.1(a)(i) (Financial Information), in respect of each subsequent financial year thereafter,

the Company shall apply (and the Parent shall ensure that the Company will apply) in reduction of the Facilities an amount equal to 50 per cent. of:

(A)

05 Adjusted Excess Cashflow (as defined in paragraph (c) below), in the case of the financial year ending 31st December, 2005;

(B)

06 Adjusted Excess Cashflow (as defined in paragraph (c) below), in the case of the financial year ending 31st December, 2006; or

(C)

Excess Cashflow in respect of the financial year to which such accounts relate, in the case of any subsequent financial year.

(b)

No prepayment is required under paragraph (a) above if, at the time of delivery of the audited accounts of the Group under Clause 17.1(a)(i) (Financial Information) in respect of the financial year in respect of which prepayment would otherwise be required under paragraph (a) above, the two most recently delivered Compliance Certificates both show that, for the periods to which those Compliance Certificates relate, the ratio of Consolidated Total Debt to Annualised EBITDA (as those terms are defined in Clause  ()) was 3.00:1 or lower.

(c)          (i)

In respect of Excess Cashflow for the financial year of the Group ending on 31st December, 2005, the Company shall for the purposes of this Clause 7.5 and Clause 19.13 (Restricted Distributions), on the last day of the Availability Period, deliver a certificate stating Excess Cashflow for that financial year, adjusted by deducting any payment required to be paid under a UMTS Licence and made by any member of the Group after the Signing Date and before the last day of the Availability Period (or any such payment which is contracted to be paid during such period and which falls due for payment on or before 31st December, 2006 (Excess Cashflow as so adjusted (which, for the avoidance of doubt, cannot be less than zero), being 05 Adjusted Excess Cashflow).

(ii)

In respect of Excess Cashflow for the financial year of the Company ending on 31st December, 2006 such Excess Cashflow shall be adjusted for the purposes of this Clause 7.5 and Clause 19.13 (Restricted Distributions) by deducting any payment required to be paid under a UMTS Licence and made by a member of the Group after 1st January, 2005 (and before the end of that financial year), other than any such payment which has been taken into account for the purposes of calculating 05 Adjusted Excess Cashflow so as to reduce 05 Adjusted Excess Cashflow to not less than zero (Excess Cashflow as so adjusted being 06 Adjusted Excess Cashflow).

(iii)

The Company may, in certifying 05 Adjusted Excess Cashflow, 06 Adjusted Excess Cashflow or Excess Cashflow for any later financial year (as the case may be) deduct the amount of any deferred payment required to be paid under a UMTS Licence which falls due for payment on or before the Final Maturity Date, provided that:

other than in the case of 05 Adjusted Excess Cashflow and 06 Adjusted Excess Cashflow, such deferred payment is made during the financial year in respect of which Excess Cashflow falls to be certified; and

(B)

only one deduction may be made from 05 Adjusted Excess Cashflow, 06 Adjusted Excess Cashflow or Excess Cashflow for any later financial year (as the case may be) in respect of any such deferred payment.

7.6

Mandatory prepayment - equity issue

(a)

If there is any issue of shares (or any securities convertible into shares) by any member of the Group, other than to another member of the Group (an Equity Issue), the Parent shall ensure that no Net Proceeds of any such Equity Issue are used to prepay, repay, redeem or repurchase any amount in respect of any Debt Issue (as defined in paragraph (b)) unless the Net Proceeds so applied are applied on the same day in reduction of the Facilities (on a pro rata basis) and repayment or redemption of the Debt Issues, pro rata between the Facilities and the Debt Issues (and taking into account the drawn and undrawn Commitments under the Facilities).

(b)

In paragraph (a) above, Debt Issue means the High Yield Issue and any Further High Yield Issue or Senior Subordinated Notes Issue then outstanding.

7.7

Reduction of the  Facilities

Where the Company is obliged by this Clause 7 to apply an amount to reduce the Facilities (or any equivalent expression), the reduction will be made:

(a)

during the Availability Period, by way of permanent cancellation of the Total Commitments (pro rata between the Tranches) in the amount of the amount required to be applied to reduce the Facilities, accompanied by a prepayment of Loans, in accordance with Clause 7.8, to the extent necessary to ensure that the outstanding Loans under Tranche A1, Tranche A2 and Tranche B will not, on the date of application by the Facility Agent of funds deposited in the blocked account under Clause 7.8(c) below, exceed the Tranche A1 Total Commitments, the Tranche A2 Total Commitments and the Tranche B Total Commitments as so cancelled, respectively; or

(b)

after the end of the Availability Period, by prepaying Loans (pro rata between the Tranches) in accordance with Clause 7.8 in an amount equal to the amount required to be applied to reduce the Facilities.

7.8

Payment into a blocked account

(a)

In this Clause, blocked account means an interest bearing blocked account in the name of the Company with the Facility Agent, over which the Company has granted a Security Interest in favour of the Finance Parties in form and substance satisfactory to the Facility Agent.

(b)

When it is established that the Company will be required to reduce the Facilities by prepaying Loans, the Company must, on the date for reduction, ensure that an amount equal to the amounts to be prepaid is deposited in the blocked account.

(c)

The Company irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (b) above pursuant to Clause 7.3, Clause 7.5 or Clause 7.6 towards prepayment of the Loans on the last day of the relevant Term(s) for those Loans, or earlier if the Company so directs.

(d)

Amounts standing to the credit of a blocked account may only be used to repay or prepay Loans or any other amounts outstanding under the Finance Documents.

7.9

Voluntary prepayment

(a)

The Company may, by giving not less than 10 Business Days' prior notice to the Facility Agent, prepay Loans at any time in whole or in part, provided that a pro rata prepayment of Loans under Tranche A1, Tranche A2 and Tranche B is made.

(b)

A voluntary prepayment of Loans must be in a minimum aggregate Koruna Amount of CZK150,000,000 and in a Koruna Amount which is an integral multiple of CZK30,000,000.

7.10

Automatic cancellation

The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

7.11

Voluntary cancellation

(a)

The Company may, by giving not less than 5 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)

Partial cancellation of the Total Commitments must be in a minimum Koruna Amount of CZK150,000,000 and in a Koruna Amount which is an integral multiple of CZK30,000,000.

(c)

Any cancellation in part will be applied against the Commitment of each Lender under the relevant Tranches pro rata.

(d)

Any cancellation of the Total Commitments shall be applied to the Tranche A1 Total Commitments, Tranche A2 Total Commitments and Tranche B Total Commitments pro rata.

7.12

Involuntary prepayment and cancellation

(a)

If the Company is, or will be, required to pay to a Lender:

(i)

a Tax Payment;

(ii)

an Increased Cost; or

(iii)

any amount under paragraph 3 of Schedule 4 (Calculation of the Mandatory Cost),

the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)

After notification under paragraph (a) above:

(i)

the Company must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)

the Commitment of that Lender will be immediately cancelled.

(c)

The date for repayment or prepayment of a Lender's share in a Loan will be:

(i)

the last day of the current Term for that Loan; or

(ii)

if earlier, the date specified by the Company in its notification.

7.13

Order of application

(a)

Any prepayment made under Clauses 7.3 (Mandatory prepayment from proceeds), 7.5 (Excess Cashflow), 7.6 (Mandatory prepayment - equity issue) or 7.9 (Voluntary prepayment) will be:

(i)

if made after the Conversion Date, applied against the remaining Repayment Instalments for Tranche A pro rata; and

(ii)

in all cases, applied between Tranche A1, Tranche A2 and Tranche B pro rata.

(b)

Subject to paragraph (c), no amount of a Loan prepaid under this Agreement may subsequently be re-borrowed.

(c)

Any amount of a Loan voluntarily prepaid under this Agreement before the Conversion Date may be reborrowed before the Conversion Date, subject to the terms of this Agreement.

7.14

Miscellaneous provisions

(a)

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments.  The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)

All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs and any mandatory prepayment calculated by reference to Net Proceeds will, when taken together with such accrued interest, not exceed the amount of such Net Proceeds.

(c)

The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)

No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)

No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f)

Any prepayment under this Agreement may be made at any time, subject to the payment of Break Costs, and in any event must be made on or before the last day of the then current Term(s) of the relevant Loans to be prepaid.

(g)

All prepayments in respect of a Tranche will be applied pro rata between the Lenders participating in that Tranche.

8.

INTEREST

8.1

Calculation of interest

The rate of interest on each Loan for each of its Terms is the percentage rate per annum equal to the aggregate of the applicable:

(a)

Margin;

(b)

PRIBOR (in respect of any Tranche A1 Loan or Tranche B Loan) or EURIBOR (in respect of any Tranche A2 Loan); and

(c)

Mandatory Cost.

8.2

Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each of its Terms and also, if a Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3

Margin

(a)

Subject to the following provisions of this Clause 8.3, the Margin in respect of:

(i)

a Tranche A Loan shall be 1.875 per cent. per annum; and

(ii)

a Tranche B Loan shall be 2.00 per cent. per annum.

(b)

Subject to paragraph (c), the Margin will be adjusted (upwards or downwards) to the percentage rate per annum specified below opposite the range into which the ratio of Consolidated Total Debt to Annualised EBITDA (as calculated under Clause 18 (Financial Covenants), as shown in the most recent Compliance Certificate, falls:

Ratio of Total Consolidated Debt to Annualised	Tranche A	Tranche B
EBITDA	Margin	Margin

5.0:1 or higher	2.50 per cent.	2.625 per cent.
greater than or equal to 4.0:1 (but less than 5.0:1)	2.125 per cent.	2.250 per cent.
greater than or equal to 3.0:1 (but less than 4.0:1)	1.875 per cent.	2.00 per cent.
greater than or equal to 2.0:1 (but less than 3.0:1)	1.50 per cent.	1.75 per cent.
Less than 2.0:1	1.125 per cent.	1.50 per cent.

(c)

The Margin will not be less than 1.875 per cent. (in respect of Tranche A Loans) or 2.00 per cent. (in respect of Tranche B Loans) until the Company has delivered two consecutive Compliance Certificates showing that Excess Cashflow has been greater than zero for the periods to which those Compliance Certificates relate.  For these purposes, Excess Cashflow shall be determined as if references to "financial year" in the definition of Excess Cashflow were references to "Ratio Period".

(d)

Any change in the Margin under paragraph (b) will, subject to paragraph (f) below, apply:

(i)

to each Loan made, or (in respect of a Loan outstanding after the Conversion Date) from the start of its next Term, after the date of receipt by the Facility Agent of the relevant Compliance Certificate; and

(ii)

to the commitment fee payable under Clause 24.4 (Commitment fee), with effect from the date the relevant Compliance Certificate is delivered.

(e)

For so long as the Company is in default of its obligation under this Agreement to provide a Compliance Certificate, the Margin will be 2.50 per cent. per annum (in respect of Tranche A Loans) and 2.625 per cent. per annum (in respect of Tranche B Loans) (provided that if the Compliance Certificate is delivered later, the Margin will be adjusted in accordance with this Clause 8.3 with effect from the date the Compliance Certificate is delivered).

(f)

If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent audited consolidated financial statements of the Parent the Margin will instead be calculated by reference to the relevant financial statements of the Company.  Any change will have a retrospective effect.  If, in this event, any amount of interest has been paid by the Company on the basis of the Compliance Certificate, the Company must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant financial statements.

8.4

Interest on overdue amounts

(a)

If an Obligor fails to pay any amount payable by it under the Finance Documents (other than a Hedging Document), it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)

Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.  For this purpose, the Facility Agent may (acting reasonably):

(i)

select successive Terms of any duration of up to three months; and

(ii)

determine the appropriate Rate Fixing Day for that Term.

(c)

Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its Term (or its current Term, in respect of a Loan outstanding after the Conversion Date), then:

(i)

the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)

the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)

Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.5

Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.

TERMS

9.1

Selection

(a)

Each Loan having a Term which ends on or before the Conversion Date has one Term only.

(b)

Each Loan which is or will be outstanding after the Conversion Date has successive Terms.

(c)

The Company must select the Term or, as the case may be, first Term for a Loan in the relevant Request and (in the case of a Loan outstanding after the Conversion Date) each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. on the Business Day before the Rate Fixing Day for that Term.  Each Term for a Loan will start on its Utilisation Date or (in the case of a Loan outstanding after the Conversion Date) on the expiry of its preceding Term.

(d)

If the Company fails to select a Term for an outstanding Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(e)

Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

(f)

Prior to the Syndication Date, Terms shall be not more than one month or such other period as the Facility Agent and the Company may agree and any Term which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

(g)

Each Tranche A1 Loan shall have Terms of the same duration as the corresponding Tranche A2 Loan. Before the Tranche A Maturity Date, each Tranche B Loan shall have Terms of the same duration as the corresponding Tranche A Loans.

9.2

Consolidation

If the Company so requests, a Term for a Loan will end on the same day as the current Term for any other Loan denominated in the same currency as that Loan.  On the last day of those Terms, those Loans will be consolidated and treated as one Loan.

9.3

Coincidence with Repayment Instalment dates

(a)

The Company may select any Term of less than six months for a Tranche A Loan (and may redesignate any Tranche A Loan as two Tranche A Loans) to ensure that the amount of the Tranche A Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.  To the extent practicable, these adjustments will be made pro rata between Tranche A1 and Tranche A2.

(b)

If the Company fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may before the Rate Fixing Day for the relevant Term shorten any Term for a Tranche A Loan (and may designate any Tranche A Loan as two Tranche A Loans) to achieve the same end.

9.4

No overrunning the Final Maturity Date

(a)

If a Term in respect of a Tranche A Loan would otherwise overrun the Tranche A Maturity Date, it will be shortened so that it ends on the Tranche A Maturity Date.

(b)

If a Term in respect of a Tranche B Loan would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.5

Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

9.6

Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

10.

MARKET DISRUPTION

10.1

Absence of Quotations

If EURIBOR is to be determined by reference to the Reference Banks or PRIBOR is to be determined by reference to the PRIBOR Reference Banks but a Reference Bank or, in the case of PRIBOR, a PRIBOR Reference Bank does not supply an offered rate by 12.00 noon (in the case of EURIBOR, Brussels time and in the case of PRIBOR, Prague time) on a Rate Fixing Day:

(a)

the applicable EURIBOR shall, subject to Clause 10.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks; or

(b)

the applicable PRIBOR shall, subject to Clause 10.2 (Market disruption), be determined on the basis of the quotations of the remaining PRIBOR Reference Banks.

10.2

Market disruption

(a)

In this Clause, each of the following events is a market disruption event:

(i)

EURIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (Brussels time) on the Rate Fixing Day;

(ii)

PRIBOR is to be determined by reference to the PRIBOR Reference Banks but no, or only one, PRIBOR Reference Bank supplies a rate by 12.00 noon (Prague time) on the Rate Fixing Day; or

(iii)

the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of EURIBOR or, as the case may be, PRIBOR for the relevant Term.

(b)

The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)

After notification under paragraph (b) above and subject to Clause 13 (Mitigation), the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)

Margin;

(ii)

rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)

Mandatory Cost (if any) applicable to that Lender's participation in the Loan.

10.3

Alternative basis of interest or funding

(a)

If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)

Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.

TAXES

11.1

General

In this Clause, Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

11.2

Tax gross-up

(a)

Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

If:

(i)

a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)

an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Parties.

(c)

Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

Except as provided below, the Company is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in respect of the Company in excess of the amount that the Company would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender in respect of the Company.

(e)

Paragraph (d) above will not apply if the Lender:

(i)

has ceased to be a Qualifying Lender in respect of the Company by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority; or

(ii)

is not or has ceased to be a Qualifying Lender in respect of the Company by reason of any act or omission of, or any circumstances connected with, the Company.

(f)

The Company is not required to make an increased payment to a Lender under paragraph (c) above if that Lender is a Treaty Lender and the Company is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

(g)

If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h)

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(i)

A Treaty Lender must co-operate with the Company to complete any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

11.3

Tax indemnity

(a)

The Company must indemnify a Finance Party against any loss or liability which that Finance Party determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)

Paragraph (a) above does not apply:

(i)

to any Tax assessed on a Finance Party:

(A)

under the laws of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

(B)

that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose; Or

(ii)

to the extent a loss, liability or cost:

(A)

is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(B)

would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 11.2 (Tax gross-up) applied.

(c)

A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

11.4

Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable to that Tax Payment; and

(b)

it has used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

11.5

Stamp taxes

The Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

11.6

Value added taxes

(a)

Any amount payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount.  If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

12.

INCREASED COSTS

12.1

Increased Costs

Except as provided below in this Clause and subject to Clause 13 (Mitigation), the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)

the introduction of, or any change after the Signing Date in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)

compliance with any law or regulation made after the Signing Date.

12.2

Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)

compensated for under another Clause or would have been but for an exception to that Clause; or

(b)

attributable to a Finance Party or its Affiliate wilfully or negligently failing to comply with any law or regulation.

12.3

Claims

(a)

A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)

Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

13.

MITIGATION

13.1

Mitigation

(a)

Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)

any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)

that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(iii)

that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(iv)

a market disruption event (as defined in Clause 10.2 (Market disruption)) occurring,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office or, if such a transfer or change will not mitigate the relevant circumstances, transferring its rights and obligations under the Finance Documents to another person (provided that the relevant Finance Party will have no obligation to procure any person to take such a transfer).

(b)

Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)

The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)

A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2

Conduct of business by a Finance Party

No term of this Agreement will:

(a)

interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)

oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.

PAYMENTS

14.1

Place

(a)

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(i)

in the principal financial centre of the country of the relevant currency; or

(ii)

in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

(b)

If a payment denominated only in Koruna is to be made by the Facility Agent pursuant to any Finance Document, that payment shall be made to the Koruna Paying Agent as if reference to the Facility Agent were a reference to the Koruna Paying Agent.

14.2

Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3

Distribution

(a)

Each payment received by the Facility Agent or, as the case may be, the Security Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent or, as the case may be, the Security Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)

in the principal financial centre of the country of the relevant currency; or

(ii)

in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Facility Agent or, as the case may be, the Security Agent for this purpose by not less than five Business Days' prior notice.

(b)

The Facility Agent or, as the case may be, the Security Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)

Where a sum is paid to the Facility Agent or, as the case may be, the Security Agent under this Agreement for another Party, the Facility Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent or, as the case may be, the Security Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent or, as the case may be, the Security Agent that Party must immediately on demand by the Facility Agent or, as the case may be, the Security Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent or, as the case may be, the Security Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4

Currency

(a)

Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)

Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)

A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)

Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)

Each other amount payable under the Finance Documents is payable in Koruna.

14.5

No set-off or counterclaim

Unless expressly provided to the contrary in any Finance Document, all payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

14.6

Business Days

(a)

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7

Partial payments

(a)

If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)

secondly, in or towards payment pro rata of any accrued interest or fees due but unpaid under this Agreement;

(iii)

thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)

fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The relevant Administrative Party must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)

This Subclause will override any appropriation made by an Obligor.

(d)

For the avoidance of doubt, if an entity which is a Hedging Bank as well as an Administrative Party receives a payment in its capacity as a Hedging Bank, in accordance with the terms of a Hedging Document, that Administrative Party is not obliged to apply that payment in the manner set out in paragraph (a) above.

14.8

Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within five Business Days of demand by the relevant Finance Party.

15.

GUARANTEE AND INDEMNITY

15.1

Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:

(a)

guarantees to each Finance Party punctual performance by the Company of all its obligations under the Finance Documents;

(b)

undertakes with each Finance Party that, whenever the Company does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)

indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

15.2

Continuing guarantee

(a)

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

(b)

If there is any release or discharge of any claim against the Company pursuant to Clause 10.3 (Sales by the Security Agent) of the Intercreditor Agreement, each Guarantor shall, as a separate and independent primary obligation, be jointly and severally indebted to the Finance Parties for all the obligations of the Company under the Finance Documents, to the same extent as if the release or discharge had not occurred.

15.3

Reinstatement

(a)

If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b)

Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4

Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party).  This includes:

(a)

any time or waiver granted to, or composition with, any person other than that Guarantor;

(b)

any release of any person other than that Guarantor under the terms of any composition or arrangement;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)

any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)

any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

15.5

Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

15.6

Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(b)

apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(c)

hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

15.7

Non-competition

Unless:

(a)

all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

(b)

the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)

be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)

be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

(iii)

claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)

receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Guarantor must hold for the benefit of, and immediately pay or transfer to, the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause, with the intention that such payment, distribution or benefit is held, pending transfer to the Facility Agent, as a segregated asset, distinct from the Guarantor's other assets.

15.8

Release of Guarantors' right of contribution

If any Guarantor ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Guarantor:

(a)

that Guarantor will be released by each other Guarantor from any liability whatsoever to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor will waive any right it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document by any Finance Party.

15.9

Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

15.10

Limitations

This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance.

16.

REPRESENTATIONS AND WARRANTIES

16.1

Representations and warranties

The representations and warranties set out in this Clause 16 are made by each Obligor or (if it so states) the Parent to each Finance Party and are in addition to any representations and warranties contained in any other Finance Document.

16.2

Status

(a)

It is a limited liability company or, in the case of an Obligor incorporated in the Czech Republic, a joint-stock company (akciová společnost) or limited liability company (společnost s ručením omezeným), duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b)

it has the power to own its assets and carry on its business as it is being conducted.

16.3

Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4

Legal validity

(a)

Subject to any qualifications relating to laws applying to companies generally contained in the legal opinions to be delivered under Schedule 2 (Conditions precedent documents), each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms subject to applicable bankruptcy and insolvency laws and other laws affecting the rights of creditors generally and general equitable principles.

(b)

Subject to any qualifications relating to laws applying to companies generally contained in the legal opinions to be delivered under Schedule 2 (Conditions precedent documents), the security conferred by the Security Documents to which it is or will be a party constitutes or will constitute once registered (where registration is required) a first priority security interest of the type therein described over the Collateral which is not subject to any prior or pari passu Security Interests.

16.5

Authorisations

(a)

All authorisations required by it in connection with the operation of the Business as currently conducted have been obtained or effected and are in full force and effect or have been applied for and received, save where the failure to obtain, effect or apply and receive such authorisations could not reasonably be expected to have a Material Adverse Effect.

(b)

All authorisations required in connection with the entry into, performance, validity and enforceability of the Finance Documents to which it is a party have been obtained or effected and are in full force and effect.

16.6

Pari passu ranking

Its obligations under the Finance Documents to which it is a party rank and will rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

16.7

Immunity

(a)

The execution by it of each Finance Document to which it is a party constitutes, and its exercise of its rights and performance of its obligations under each such Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b)

it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the Czech Republic, The Netherlands, England and Wales or (if different) the place of its incorporation in relation to any Finance Document to which it is a party.

16.8

Jurisdiction/governing law

(a)

Its:

(i)

irrevocable submission under Clause 37.1 (Jurisdiction) to the jurisdiction of the courts of England;

(ii)

agreement that this Agreement is governed by English law; and

(iii)

agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its country of incorporation; and

(b)

Any judgment obtained in England will be recognised and enforceable by the courts of its jurisdiction of incorporation without reviewing it as to its merits.

(c)

The representations and warranties in paragraphs (a) and (b) above are subject to any qualifications relating to laws applying to companies generally which are contained in the legal opinions delivered under Schedule 2 (Conditions precedent documents).

16.9

Non-conflict

The entry into and performance by it of the Finance Documents do not and will not:

(a)

conflict with any law or regulation or judicial or official order; or

(b)

conflict with its constitutional documents; or

(c)

conflict with any document which is binding upon it or any of its assets.

16.10

No default

(a)

No Event of Default is outstanding or could reasonably be expected to result from the making of any Loan; and

(b)

no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, could reasonably be expected to constitute) an Event of Default.

16.11

Litigation

No litigation, arbitration or administrative proceedings affecting any member of the Group are current or, to its knowledge, pending or threatened, which could reasonably be expected, if adversely determined, to result in the suspension or withdrawal of any Licence, or otherwise to have a Material Adverse Effect.

16.12

Accounts

Its audited accounts most recently delivered to the Facility Agent (which, in the case of the Parent at the date of this Agreement, are the Original Financial Statements):

(a)

have been prepared in accordance with Accounting Principles, consistently applied; and

(b)

when read in conjunction with the notes thereto, give a true and fair view (in all material respects) of its financial condition (consolidated, if applicable) as at the date to which they were drawn up and, as at such date, it did not have any significant liabilities (contingent or otherwise) nor any significant unrealised or anticipated losses, which, in any case, are required by the Accounting Principles to be and are not disclosed by, or reserved against in, such accounts, and there has been no change in its financial condition since the date to which those accounts were drawn up which would have a Material Adverse Effect.

16.13

Information

As at each date the Information Package (or part thereof) is delivered to the Arrangers and as at the Syndication Date:

(a)

the information contained in the Information Package was (so far as it is aware, in respect of information which is not factual information relating directly to the Group) true in all material respects as at the date to which it was prepared, opinions expressed in the Information Package and given by or on its behalf were honestly held by the persons expressing such opinions, all projections in the Information Package were based on assumptions reasonably made given the circumstances and information available at the time at which they were made, and all such opinions and assumptions were provided in good faith and after reasonable enquiry as to their reasonableness;

(b)

the Information Package does not (so far as it is aware, in respect of omissions other than omissions of factual information directly relating to the Group) omit to state a material fact necessary in order to prevent the statements contained therein being materially misleading in the light of the circumstances in which such statements were made; and

(c)

since the date of the material contained in the Information Package (so far as it is aware, in respect of information which is not factual information directly relating to the Group), nothing has occurred or come to light which renders any of the material information, expressions of opinion or intention, forecasts, projections or conclusions warranted to in (a) or (b) above and contained in the Information Package, inaccurate or misleading (in the case of matters of fact) or other than fair and reasonable (in the case of expressions of opinion, conclusions, forecasts or projections), in each case in any material respect.

16.14

Ownership of assets

(a)

Subject to any Security Interests permitted by Clause 19.4 (Negative pledge), each member of the Group has good title or legal and valid binding leases or licences (with all material consents and registrations) of or is otherwise entitled to use all material assets necessary to conduct the Business.

(b)

Each Obligor party to a Security Document is the sole beneficial owner of the Collateral charged or pledged under that Security Document, free of any Security Interests (other than (i) those created under that Security Document; (ii) until the date on which the first Loan is advanced, any security document entered into under the Existing Facility; or (iii) Security Interests permitted by Clause 19.4(b)(ii) (Negative Pledge)).

16.15

Shares

All shares issued by the Company, Midco and any other member of the Group any of whose shares are subject to security under the Security Documents have been validly issued and are fully paid up.

16.16

Intellectual Property Rights

(a)

Each member of the Group owns or has the legal right to use all its Material Intellectual Property Rights.

(b)

No member of the Group, in carrying on its business, infringes any Intellectual Property Rights of any third party in any way which could reasonably be expected to have a Material Adverse Effect.

(c)

To the best of its knowledge after reasonable enquiry (and save as disclosed in writing to the Facility Agent by reference to this paragraph (c) prior to the date of this Agreement), none of the Material Intellectual Property Rights is being infringed nor is there any threatened infringement of the Material Intellectual Property Rights by any third party which in either case could reasonably be expected to have a Material Adverse Effect.

(d)

All registered Material Intellectual Property Rights owned by it are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken, where lack of subsistence or failure to take any such action could reasonably be expected to have a Material Adverse Effect.

16.17

Environmental Matters

(a)

It and each of its Restricted Subsidiaries (i) has obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted, (ii) has at all times complied with the terms and conditions of such Environmental Licences and (iii) has at all times complied with all other applicable Environmental Law, which in each such case, if not obtained or complied with, could reasonably be expected to have a Material Adverse Effect.

(b)

There is no Environmental Claim, or Environmental Claim pending, against any member of the Group which is reasonably likely to be decided against the relevant member of the Group and which if so decided could reasonably be expected to have a Material Adverse Effect.

(c)

No Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises owned, leased, occupied or controlled by any member of the Group in circumstances where this could reasonably be expected to have a Material Adverse Effect.

16.18

Material Contracts

(a)

Each Material Contract to which it is a party constitutes, or will when executed constitute, its legal, valid and binding obligation, enforceable (subject to insolvency laws and equitable principles of general application) against it in accordance with its terms.

(b)

All material authorisations, approvals, consents, licences, exemptions, filings, registrations, recordings, notarisations and other matters necessary in connection with the performance by it of each Material Contract to which it is a party have been obtained or effected and are in full force and effect, save (other than in respect of the agreements referred to in paragraphs (a) to (d) inclusive in the definition of Material Contracts) where the failure to obtain or effect and maintain in full force and effect could not reasonably be expected to have a Material Adverse Effect.

(c)

It is not in breach of any of its obligations under any Material Contract to which it is a party, nor (to the best of its knowledge, information and belief), is any other party thereto, in each case, in such a manner or to such an extent which could reasonably be expected to have a Material Adverse Effect.

(d)

There is no material dispute between it and any other party to a Material Contract and there have been no material amendments to any Material Contract in the form provided to the Facility Agent prior to the date of this Agreement.

16.19

Compliance with laws

It has complied with all laws, regulations and orders of any governmental authority, binding on it or any of its assets except where failure to do so would not have a Material Adverse Effect.

16.20

Material adverse change

There has been no change in the consolidated financial condition of the Group since the audited consolidated accounts of the Group most recently delivered to the Facility Agent which would have a Material Adverse Effect.

16.21

Times for making representations

(a)

The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b)

Each Repeating Representation is deemed to be:

(i)

made, in the case of an Additional Guarantor, on the date that Additional Guarantor becomes a Guarantor; and

(ii)

repeated by each Obligor (in respect of itself) and the Company (in respect of itself and, where applicable, in respect of each other member of the Group) on the date of each Request and the first day of each Term, provided that the representation in Clause 16.10(b) will not be repeated on the date of a Request for a Rollover Loan or the first day of the Term of a Rollover Loan.

(c)

Clause 16.12 (Accounts) is deemed to be repeated by the Obligor whose accounts or documents are delivered on the date any accounts or documents are delivered to the Facility Agent as contemplated by that Clause.

(d)

Clause 16.13 (Information) is deemed to be repeated on the Syndication Date.

(e)

When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

17.

INFORMATION COVENANTS

17.1

Financial information

(a)

The Parent and, where applicable, the Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(i)

the Parent's audited consolidated financial statements for each of its financial years;

(ii)

following the designation of any Unrestricted Subsidiary, the consolidated financial statements of the Group for each of its financial years;

(iii)

the audited consolidated financial statements of the Company  for each of its financial years;

(iv)

quarterly unaudited management accounts, in the agreed form, of:

(A)

the Parent and its Subsidiaries on a consolidated basis (to include management commentary); and

(B)

following the designation of any Unrestricted Subsidiary, of the Group on a consolidated basis and the Company and its Subsidiaries on a consolidated basis; and

(v)

the annual budget for that financial year (including, without limitation, an income statement, a balance sheet and cashflow forecast for the Group) in the agreed form.

(b)

All financial statements must be supplied as soon as they are available and:

(c)

in the case of the financial statements referred to in sub-paragraphs (a)(i), (ii) and (iii) above, within 120 days after the end of the relevant period;

(i)

in the case of the management accounts referred to in sub-paragraph (a)(iv) above, within 60 days after the end of the relevant period; and

(ii)

in the case of the budget and forecast referred to in sub-paragraph (a)(v) above, within 30 days after the start of the relevant financial year.

17.2

Information - miscellaneous

(a)

The Parent and, where applicable, the Company shall supply to the Facility Agent in sufficient copies for all the Lenders if the Facility Agent so requests:

(i)

all material documents despatched by it or the Company to all its or the Company's shareholders (or any class of them) or by it to its creditors generally (or any class of them) at the same time as they are despatched;

(ii)

promptly upon becoming aware of them, details of any Environmental Claim, litigation, arbitration or administrative proceedings which are current, threatened to its knowledge or pending, and which could reasonably be expected to, if adversely determined, have a Material Adverse Effect;

(iii)

promptly, such further information in the possession or control of any member of the Group regarding the financial condition and operations of the Group as any Finance Party may reasonably request; and

(iv)

any material notice or material communication received by or sent to any member of the Group in connection with the breach, termination or material amendment of any Material Contract.

(b)

The Company shall, within fourteen days of entry by any member of the Group into such an agreement, supply the Facility Agent with a copy of any agreement to which such member of the Group has become a party which constitutes a Material Contract by virtue of it being designated as such by the Facility Agent (in consultation with the Company).

17.3

Accounting Standards

(a)

The Parent and the Company will ensure that the information supplied in accordance with Clause 17.1 (Financial information) (other than the information supplied in accordance with sub-paragraph (v) thereof) shall be prepared in accordance with Accounting Principles, or shall indicate in notes to or accompanying such information any material departures from such principles and practices.

(b)

The Parent and the Company shall ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view (in all material respects) of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(c)

If the Parent is obliged or chooses to prepare its accounts on a different basis from the basis used in the preparation of the Original Financial Statements, such accounts shall be accompanied by a statement (in reasonable detail) from the Parent's auditors either:

(i)

confirming that the change(s) would have no effect on the operation of the ratios set out in Clauses 18.2 (Annualised EBITDA to Consolidated Total Interest Expense) or 18.3 (Consolidated Total Debt/Annualised EBITDA); or

(ii)

unless otherwise agreed in writing by the Facility Agent (acting upon the instructions of the Majority Lenders), if the change(s) would have such an effect, containing a reconciliation demonstrating the effect of the change(s) (and, for the purpose of calculating the ratios set out in Clause 18.2 (Annualised EBITDA to Consolidated Total Interest Expense) and 18.3 (Consolidated Total Debt/Annualised EBITDA), such financial statements will be treated as though adjusted by that reconciliation so as to exclude the effects of the changes).

(d)

The Parent will ensure that:

(i)

there is no change in the financial year end of any member of the Group from 31st December except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders (such consent not to be unreasonably withheld));

(ii)

the financial statements supplied pursuant to Clause 17.1(a)(i) and (iii) (Financial information) are audited either by Ernst & Young or by such other internationally recognised firm of accountants as the Facility Agent may approve (such approval not to be unreasonably withheld).

(e)

Where any financial information supplied in accordance with Clause 17.1(a) (Financial information) is also available prepared in accordance with Dutch and/or Czech accounting principles, the Parent shall in addition supply to the Facility Agent that information prepared in accordance with Dutch and/or Czech accounting principles.

17.4

Notification of Default

(a)

Unless the Facility Agent has already been notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

The Parent shall notify the Facility Agent of any potential breach of Clause 18 (Financial Covenants) promptly upon becoming aware of its occurrence.

17.5

Compliance certificates

The Parent shall supply to the Facility Agent:

(a)

together with the accounts specified in Clause 17.1(a)(iv) (Financial Information); and

(b)

promptly at any other time, if the Facility Agent so requests (acting reasonably),

a Compliance Certificate signed by two of its senior officers (without personal liability, save in the case of fraud or wilful intent to mislead) on its behalf:

(i)

certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it;

(ii)

showing in reasonable detail the calculations required to show the Company's compliance with Clause 18 (Financial Covenants); and

(iii)

showing in reasonable detail the calculations required for calculating the Margin under Clause 8.3 (Margin).

17.6

Use of websites

(a)

Except as provided below, the Parent or Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)

the Facility Agent and the Lender agree;

(ii)

the Parent and the Facility Agent designate an electronic website for this purpose;

(iii)

the Parent notifies the Facility Agent of the address of and password for the website; and

(iv)

the information posted is in a format agreed between the Parent and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)

Notwithstanding the above, the Parent must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)

any Lender not agreeing to receive information via the website; and

(ii)

within ten Business Days of request any other Lender, if that Lender so requests.

(c)

The Parent must promptly, upon becoming aware of its occurrence, notify the Facility Agent if:

(i)

the website cannot be accessed;

(ii)

the password for the website is changed; or

(iii)

any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in sub-paragraph (i) above occurs, the Parent and the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

17.7

Know your customer requirements

(a)

Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all know your customer requirements.

(b)

Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

18.

FINANCIAL COVENANTS

18.1

Definitions

In this Clause:

Annualised Consolidated Total Interest Expense means Consolidated Total Interest Expense for any Ratio Period multiplied by two.

Annualised EBITDA means EBITDA for any Ratio Period multiplied by two.

Capital Stock of any person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any such stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of any such stock of any other class of such person, but excluding any debt securities convertible into such equity.

Consolidated Total Debt means, at any time, the aggregate (without double counting) on a consolidated basis of the Financial Indebtedness of the Group, excluding any Subordinated Shareholder Debt.

Consolidated Total Interest Expense means, for any period, Interest Expense less Interest Income.

EBITDA means, for any period, the sum achieved by adding together the following for that period:

(a)

the net profit or loss of the Group before Extraordinary Items;

(b)

any provision by the Group for taxes (other than value added tax);

(c)

any depreciation and amortisation reflected in the relevant consolidated accounts of the Group;

(d)

any Consolidated Total Interest Expense plus the items referred to in paragraphs (a) and (b) of the definition of Interest Expense;

(e)

any net foreign exchange gains or losses, including any gains or losses in respect of Hedging Obligations, to the extent taken into account in the determination of net profit or loss of the Group;

(f)

all deferred financing costs written off and premiums paid in connection with any early redemption of Financial Indebtedness; and

(g)

any other non-cash items set against the net profits of the Group in the consolidated accounts of the Group for the relevant period.

Extraordinary Items has the meaning given to it under Accounting Principles as at the date to which the Original Financial Statements were prepared.

Hedging Obligations means the obligations of any person pursuant to any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates or any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

Interest means:

(a)

interest, guarantee commission and amounts in the nature of interest accrued;

(b)

prepayment penalties or premiums incurred in repaying or prepaying any Financial Indebtedness;

(c)

discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all fees payable in connection with any letter of credit or guarantee); and

(d)

any other costs, expenses and deductions of the like effect and any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument, taking into account any premiums payable for the same and the interest element of any net payment (plus or minus any accrued exchange gains or losses) under any currency hedging instrument or arrangement, and includes commitment fees (including, without limitation, those payable under this Agreement) but excludes interest accrued on Subordinated Shareholder Debt and the fees payable under Clause 24.1 to 24.3 (inclusive).

Interest Expense means, for any period, the Interest incurred by the Group in effecting, servicing or maintaining Consolidated Total Debt during that period excluding:

(a)

deferred financing costs written off and premiums paid in connection with the extinguishment of any indebtedness and any charges against income booked as a result of the termination, roll-over, or amendment of hedging obligations; and

(b)

fees payable in connection with the entering into of this Loan Agreement or associated with the issuance of the High Yield Notes.

Interest Income means for any period, all Interest and investment income (recognised as such in accordance with the Accounting Principles as at the date to which the Original Financial Statements were prepared) received or receivable by the Group during that period but only to the extent that such Interest or investment income is received or receivable by the Group in freely convertible currencies and free of restriction on application, withdrawal or transfer.

Ratio Period means each period of approximately six months covering two financial quarters and ending on the last day of each financial quarter of the Parent (being 31st March, 30th June, 30th September and 31st December in each financial year).

18.2

Annualised EBITDA to Consolidated Total Interest Expense

The Parent must ensure that the ratio of Annualised EBITDA to Annualised Consolidated Total Interest Expense is not, in respect of any Ratio Period which ends on a date set out in column (1) below (a Test Date), less than the ratio set out opposite that date in column (2) below:

Column (1)	Column (2)
Date	Ratio

31st December, 2004	2.50:1

31st March, 2005	2.50:1

30thJune, 2005	2.50:1

30th September, 2005	2.50:1

31st December, 2005	2.50:1

31st March, 2006	2.50:1

30th June, 2006	2.50:1

30th September, 2006	2.75:1

31st December, 2006	2.75:1

31st March, 2007	3.0:1

30th June, 2007	3.0:1

30th September, 2007	3.25:1

31st December, 2007	3.25:1

31st March, 2008	3.50:1

30th June, 2008	3.75:1

30th September, 2008 and thereafter	4.0:1

18.3

Consolidated Total Debt/Annualised EBITDA

The Parent must ensure that Consolidated Total Debt (as at the last day of a Ratio Period) to Annualised EBITDA shall not, in respect of any Ratio Period which ends as a date set out in Column (1) below (a Test Date), be greater than the ratio set opposite that date in Column (2) below:

Column (1)	Column (2)
Date	Ratio

31st December, 2004	4.5:1

31st March, 2005	4.5:1

Column (1)	Column (2)
Date	Ratio

30th June, 2005	4.5:1

30th September, 2005	4.5:1

31st December, 2005	4.5:1

31st March, 2006	4.5:1

30th June, 2006	4.25:1

30th September, 2006	4.25:1

31st December, 2006	4.0:1

31st March, 2007	3.75:1

30th June, 2007	3.75:1

30th September, 2007	3.50:1

31st December, 2007	3.50:1

31st March, 2008	3.50:1

30th June, 2008 and thereafter	3.0:1

18.4

Calculations

(a)

Terms used are to be calculated on a consolidated basis (as that phrase is to be construed in accordance with Clause 1.2(b)(v) (Construction)) and (except as expressly included or excluded in the relevant definition) in accordance with Accounting Principles as at the date to which the Original Financial Statements were prepared.

(b)

For the purpose of all the terms referred to in Clause 18.1 (Definitions), no item shall be deducted or credited more than once in any calculation.

(c)

If there is any dispute as to any interpretation or computation of any of the terms referred to in Clause 18.1 (Definitions), the interpretation or computation of an independent firm of internationally-recognised auditors selected by the Facility Agent after consultation with the Parent shall prevail.

(d)

Any amount not denominated in Koruna shall be converted into Koruna at the rate of exchange used in the accounts of the Parent most recently delivered to the Facility Agent under Clause 17.1(a)(i), (ii), (iii) or (iv), or, in the case of components of Consolidated Total Debt, converted at the Czech National Bank's daily published rate of exchange on the date on which the relevant component of Consolidated Total Debt was first utilised.

18.5

Curing of Financial Covenants

(a)

The Parent may cure a breach of the financial covenants set out in Clauses 18.2 (Annualised EBITDA to Consolidated Total Interest Expense) and 18.3 (Consolidated Total Debt to Annualised EBITDA) in accordance with this Clause 18.5.

(b)

Subject to paragraph (c), a breach of Clauses 18.2 (Annualised EBITDA to Consolidated Total Interest Expense) and 18.3 (Consolidated Total Debt to Annualised EBITDA) may be cured, prior to the delivery to the Facility Agent of the Compliance Certificate and financial statements under Clause 17.1(a) (Financial Information) which disclose the breach, by demonstrating to the satisfaction of the Facility Agent that the Parent has used the cash proceeds of additional Subordinated Shareholder Debt or cash proceeds for subscription for new shares in the Parent to reduce Consolidated Total Debt, in which case, for the purpose only of determining whether the breach has been cured:

(i)

Consolidated Total Debt as at the Test Date in respect of which the breach has arisen will be deemed to have been reduced by the relevant amount; and

(ii)

Consolidated Total Interest Expense will be notionally recalculated as if the reduction of Consolidated Total Debt referred to in sub-paragraph (b) above occurred at the start of the Ratio Period in respect of which the breach occurred.

(c)

The financial covenants contained in Clauses 18.2 (Annualised EBITDA to Consolidated Total Interest Expense) or 18.3 (Consolidated Total Debt to Annualised EBITDA) may only be cured in accordance with this Clause 18.5 on four separate occasions over the life of the Facilities and may not be cured in respect of two consecutive periods covered by a Compliance Certificate.

19.

GENERAL COVENANTS

19.1

General

Each Obligor agrees, for so long as any amount is or may be outstanding or there is any Commitment under the Finance Documents, to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Restricted Subsidiaries performs that covenant.

19.2

Authorisations

Each Obligor shall promptly:

(a)

obtain, maintain and comply with the terms of; and

(b)

upon request, supply certified copies to the Facility Agent of,

any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document to which it is a party.

19.3

Pari passu ranking

Each member of the Group must ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.4

Negative pledge

(a)

No member of the Group shall create or permit to subsist any Security Interest on any of its assets.

(b)

Paragraph (a) does not apply to:

(i)

any Security Interest constituted by the Security Documents, any Security Interest granted in accordance with Clause 13.6 (Security for Senior Refinancings and Further High Yield Issues) of the Intercreditor Agreement and, until and including the first Utilisation Date, the Security Interests securing the Existing Facility; or

(ii)

Security Interests arising by operation of law in the ordinary course of business securing amounts not more than 45 days overdue; or

(iii)

any Security Interest arising out of retention of title provisions in any supplier's conditions of sale of goods or services acquired by the relevant person in the ordinary course of business; or

(iv)

any Security Interest existing over an asset at the time of its acquisition by a member of the Group, and not created in contemplation of the acquisition of that asset, provided that the principal amount secured by it is not subsequently increased and provided that it is discharged as soon as reasonably practical and in any event within four months of the date its acquisition; or

(v)

each Senior Subordinated Funding Loan Assignment; or

(vi)

each Subordinated Midco Share Pledge; or

(vii)

any Security Interest securing Financial Indebtedness of a member of the Group owed to a national government or agency thereof incurred in connection with deferred payment arrangements in respect of the acquisition of a telecommunications licence, where such Financial Indebtedness is permitted by Clause 19.11(f) (Financial Indebtedness) and provided that such Security Interest is:

(A)

for the benefit of a national government or agency or nominee thereof; and

(B)

does not extend to any property other than telecommunications licences and any other property required by the regulations and policies of such national government or agency to be made subject to a Security Interest to secure deferred payment obligations in respect of such licences; or

(viii)

any other Security Interest, provided that the aggregate amount secured by all such Security Interests does not, when aggregated with the total consideration for all transactions permitted under Clause 19.5 (Transactions similar to security), exceed CZK150,000,000 or its equivalent.

19.5

Transactions similar to security

No member of the Group will:

(a)

sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by it; or

(b)

sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset, except for any transactions within paragraphs (a) or (b) the aggregate consideration for which, when aggregated with the total amount secured by Security Interests permitted under Clause 19.4(b)(viii) (Negative pledge), does not exceed  CZK150,000,000  or its equivalent.

19.6

Disposals

(a)

No member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets.

(b)

Paragraph (a) does not apply to:

(i)

disposals made in the ordinary course of trading of the disposing entity; or

(ii)

disposals of assets which are obsolete or no longer required for the efficient operation of the Business; or

(iii)

disposals with a value in aggregate not exceeding CZK150,000,000 in any financial year of the Parent; or

(iv)

disposals made with the prior written consent of the Majority Lenders;

(v)

disposals of assets in exchange for, or for cash proceeds immediately deposited in a Pledged Account and thereafter applied within 12 months in or towards the acquisition of, other assets comparable or superior as to type, value and quality; or

(vi)

disposals made from one Obligor to another Obligor, provided that this will not permit any disposal by the Company or any of its Subsidiaries to an Obligor which is not the Company or a Subsidiary of the Company.

19.7

Change of business

The Parent will ensure that there is no material change to the general nature or scope of the business of the Group taken as a whole from that carried on at the Signing Date.

19.8

Mergers and acquisitions

(a)

No member of the Group will enter into any amalgamation ("splynutí"), demerger ("rozdĕlení"), merger ("sloučení"), voluntary liquidation ("likvidace") or composition proceedings ("vyrovnací řízení"), or any similar arrangement under any jurisdiction, other than on terms approved in writing by the Majority Lenders.

(b)

No member of the Group will, acquire directly or indirectly (whether by a single transaction or a series of related transactions) any assets or investments other than:

(i)

assets or investments acquired in the ordinary course of business; or

(ii)

assets or investments acquired with the prior written consent of the Majority Lenders; or

(iii)

assets acquired within six weeks after the Signing Date, the aggregate consideration paid for which by the Group does not exceed CZK45,000,000 (or its equivalent in other currencies); or

(iv)

acquisitions or investments which are financed in full by cash proceeds of Subordinated Shareholder Debt and/or subscription for new shares in the Parent (not being cash proceeds referred to in Clause 18.5(b) (Curing Of Financial Covenants)) and/or cash resources of the Group that could at the relevant time be paid as a Permitted Distribution, provided in each case the management of the Group are satisfied that no Default will, or is reasonably likely to, result over the life of the Facilities from the acquisition or investment.

19.9

Insurance

Each member of the Group will maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

19.10

Maintenance of status

Each member of the Group will:

(a)

do all such things as are necessary to maintain its corporate existence;

(b)

ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions; and

(c)

maintain all authorisations and do all such things as are necessary for it to enter into, and perform its obligations under, the Finance Documents.

19.11

Restrictions on Financial Indebtedness

No member of the Group shall create, assume, incur, guarantee or otherwise be liable in respect of or have outstanding any Financial Indebtedness other than:

(a)

Financial Indebtedness under the Finance Documents;

(b)

Subordinated Shareholder Debt;

(c)

Financial Indebtedness not exceeding CZK300,000,000 in aggregate under unsecured overdraft and other working capital facilities of the Group;

(d)

Financial Indebtedness under the High Yield Issue and any Further High Yield Issue (and under any guarantees of such issues guaranteed by the Guarantors);

(e)

Financial Indebtedness under any Senior Subordinated Notes, Senior Subordinated Notes Guarantee or Senior Subordinated Notes Funding Loan Agreement;

(f)

Financial Indebtedness owing to any regulatory or governmental authorities under the Licences, provided that the claims of such authorities in respect of such Financial Indebtedness rank behind the secured claims of the Finance Parties under the Finance Documents;

(g)

Financial Indebtedness constituted by workers' compensation or social security claims; and

(h)

other Financial Indebtedness in a maximum amount for the Group not exceeding at any time an aggregate Koruna Amount of CZK300,000,000 or its equivalent.

19.12

 Loans and guarantees

No member of the Group will, without the consent of the Majority Lenders:

(a)

make any loans or extend any credit; or

(b)

give any guarantee or similar assurance in respect of Financial Indebtedness to or for the benefit of any person except as contemplated by this Agreement,

other than:

(i)

loans and guarantees arising under the Finance Documents and guarantees by Guarantors of the High Yield Issue or any Further High Yield Issue;

(ii)

under any Senior Subordinated Notes Funding Loan Agreement;

(iii)

under any Senior Subordinated Guarantee;

(iv)

trade and customer credit on normal commercial terms extended in the ordinary course of business;

(v)

deposits with banks (which, in the case of any deposit (or series of deposits) with the same bank having an aggregate Koruna Amount exceeding CZK30,000,000, must be deposited with a bank having a credit rating of A or better by Standard & Poor's or A2 or better by Moody's);

(vi)

Permitted Distributions;

(vii)

guarantees under the Indenture Documents provided that no member of the Group which is not an Obligor may issue such a guarantee;

(viii)

loans from one Obligor to another Obligor; or

(ix)

any other loan, granting of credit or offering of a guarantee, where the aggregate of the amounts lent, extended by way of credit and guaranteed do not exceed CZK30,000,000 at any one time.

19.13

Restricted Distributions

No member of the Group shall:

(a)

make or resolve to make any distribution, dividend, or other payment (in cash or in kind) on or in respect of any of its share capital or equivalent in which any person who is not a member of the Group has any interest (including, without limitation, the redemption of preference shares of a member of the Group), provided that this shall not prevent the accrual of any amount which is not paid except as permitted below; or

(b)

make or resolve to make any redemption, repurchase, defeasance, retirement, return or repayment of any of its share capital or equivalent in which any person who is not a member of the Group has any interest (other than by way of a reduction of share capital without any payment to shareholders); or

(c)

make any payment in cash or kind (whether of principal, interest, fees or otherwise) on or in respect of any Subordinated Shareholder Debt; or

(d)

pay any Management Fees; or

(e)

make any loan or otherwise extend any credit to any Restricted Person; or

(f)

make or resolve to make any other payment or transfer of assets to or Restricted Purchase from any Restricted Person other than on terms permitted by Clause  (Arm's length terms),

except for:

(i)

payment of Management Fees in an aggregate amount not exceeding the Koruna equivalent of €3,000,000 in any financial year of the Company;

(ii)

payment of an amount not exceeding the portion of the Net Proceeds of any Equity Issue (as defined in Clause 7.6(a) (Mandatory prepayment - equity issue) which are not applied under Clause 7.6(a);

(iii)

payments in an amount equal to the Net Proceeds received in cash by a member of the Group by way of Shareholder Subordinated Debt, to the extent that Shareholder Subordinated Debt is not taken into account for any other purpose under this Agreement; and

(iv)

payments made after 31st December, 2005 in an aggregate amount for each financial year of the Company not exceeding 50 per cent. (or, when two successive Compliance Certificates have been delivered showing that the ratio of Consolidated Total Debt to Annualised EBITDA (calculated in accordance with Clause 18.3) has been 3.0:1 or lower for each of the periods to which those Compliance Certificates relate, 75 per cent.) of the Excess Cashflow for the preceding financial year (less any payment using that Excess Cashflow made in accordance with Clause 19.8(b)(iii) (Mergers and acquisitions) or Clause 19.25(b)(iii) (Redemption of High Yield Notes or Senior Subordinated Notes)), provided that:

(A)

no such Permitted Distribution may be made in a financial year until after the Company has (I) delivered to the Facility Agent its audited annual consolidated accounts under Clause 17.1(a)(i) demonstrating the level of Excess Cashflow for the preceding financial year and (II) made any prepayment required by Clause 7.5 (Excess Cashflow) in respect of the Excess Cashflow for that preceding financial year; and

(B)

each reference in this Clause 19.13 to "Excess Cashflow" shall be construed as a reference to 05 Adjusted Excess Cashflow, 06 Adjusted Excess Cashflow or Excess Cashflow for any later financial year (in each case as determined in accordance with Clause 7.5(c) (Excess Cashflow)); and

(v)

payments on terms which comply with Clause 19.17 (Arm's length terms) for expenses incurred by a Restricted Person on behalf of a member of the Group from third party contractors or service providers (including, without limitation, group audit services and insurance policies) which are recharged to members of the Group by Restricted Persons), provided that such expenses are incurred in the ordinary course of business of the Group and are directly related to the business of the Group, provided further that no Permitted Distribution may be made if a Default is outstanding or could reasonably be expected to result from the Permitted Distribution.

19.14

Intellectual Property Rights

Each member of the Group will:

(a)

make such registrations and pay such fees and similar amounts as are necessary to maintain its registered Material Intellectual Property Rights;

(b)

upon becoming aware of the same, take such steps as are necessary (including, without limitation, the institution of legal proceedings) to prevent third parties infringing the Material Intellectual Property Rights in a manner which could reasonably be expected to have a Material Adverse Effect and (without prejudice to paragraph (a) above) take such other steps as are necessary to maintain and preserve its interests in those rights; and

(c)

not permit any registration of any of the Material Intellectual Property Rights to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise to the extent that such lapse, cancellation or abandonment could reasonably be expected to have a Material Adverse Effect.

19.15

Environmental matters

Each member of the Group will:

(a)

(i) obtain all requisite Environmental Licences, (ii) comply with the terms and conditions of all Environmental Licences applicable to it and (iii) comply with all other applicable Environmental Law, in each case where failure to do so could reasonably be expected to have a Material Adverse Effect; and

(b)

within 14 days of receipt of the same, notify the Facility Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which, if substantiated, could reasonably be expected to have a Material Adverse Effect.

19.16

Compliance with laws

Each member of the Group will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, having jurisdiction over it or any of its Subsidiaries or any of its or its Subsidiaries' assets and which are required for it to carry out its business.

19.17

Arm's length terms

(a)

Other than as expressly permitted by this Agreement, no member of the Group will incur any liability to or for the benefit of any person otherwise than under agreements in existence before the date of this Agreement which have been notified to the Facility Agent before the date of this Agreement (provided that such liability or benefit may not be increased above the notified level) which are on terms no worse to the relevant member of the Group than arm's length terms in the ordinary course of business.

(b)

Paragraph (a) above does not apply to any transaction entered into solely between members of the Group.

19.18

Hedging

(a)

In this Clause, treasury transaction means any derivative transaction protecting against or benefiting from fluctuations in any rate or price.

(b)

No member of the Group may enter into any treasury transaction other than:

(i)

until and including the first Utilisation Date, under the Existing Hedging Documents; or

(ii)

under any Hedging Document entered into in accordance with the Hedging Letter and the Intercreditor Agreement; or

(iii)

under any Operational Hedges.

(c)

The Company shall comply with its obligations under the Hedging Letter.

19.19

The Network

(a)

The Company and the Parent shall obtain or cause to be obtained, every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts in any relevant jurisdiction (each a Consent) necessary for the establishment or operation of the Network (including, without limitation, the Licences and any other Material Contracts), except (other than in respect of a Consent relating to the Licences) where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)

The Company and the Parent shall ensure that (i) no Consent relating to the Licences or any other Material Contract is revoked, cancelled, suspended, withdrawn or terminated, or expires and is not renewed or otherwise ceases to be in full force and effect without a new one having first been put in place with the Company or other relevant member of the Group on substantially identical or more beneficial terms to it, (ii) no Consent relating to the Licences is modified in any material respect and (iii) it does not commit any material breach of the terms and conditions of any such Consent.

(c)

The Company and the Parent shall ensure, that (i) no Consent (not being a Consent relating to the Licences or any other Material Contract) is revoked, cancelled, suspended, withdrawn or terminated, or expires or ceases to be in full force and effect unless within a reasonable period of time it is renewed or extended or replaced by a new Consent on terms that are not materially worse for the Company or other relevant member of the Group (ii) no other Consent (not being a Consent relating to the Licences or any other Material Contract) is modified in a material respect and (iii) it does not commit any breach of the terms or conditions of the same other than where such revocation, cancellation, suspension, withdrawal, termination, expiry, cessation, modification or breach could not reasonably be expected to have a Material Adverse Effect.

19.20

Pledged Accounts

(a)

Each Obligor shall ensure that all monies whatsoever from time to time paid to it arising out of the use or operation of the Network (including, without limitation, all subscriber revenues and other receipts from subscribers and all insurance proceeds) are promptly paid to one or more Pledged Account(s).

(b)

A Pledged Account is an account:

(i)

all amounts standing to the credit of which (subject to (ii) below) have been pledged to the Security Agent under the applicable Security Document and in respect of which account all notices required by that Security Document have been served upon the relevant bank or financial institution in the manner required by that Security Document; and

(ii)

in respect of which the relevant account bank has waived any lien, right of set-off or other Security Interest.

19.21

Share Security

(a)

The Company must ensure that its articles of association are amended to remove pre-emption rights of its existing shareholders  and any other limitations on the transfer of the Company's shares within 60 days of the Signing Date.

(b)

If a member of the Group (other than the Parent) issues any shares other than to a person which is party to the relevant Security Document as a pledgor (a new Shareholder), the relevant member of the Group shall forthwith notify the Security Agent of such issue and ensure that the new Shareholder pledges its Shares in the relevant member of the Group pursuant to a pledge agreement which is in all material respects identical to the relevant Security Document in favour of the Security Agent and pledges all its shares in such member of the Group in accordance with such pledge of shares.

19.22

Further Security over assets

(a)

Each member of the Group shall:

(i)

within  10 Business Days after the relevant event, notify the Facility Agent of any bank account opened by it or insurance contract entered into by it; and

(ii)

at the same time as each Compliance Certificate is delivered, notify the Facility Agent of each trademark registered or acquired by it during the three month period ending on the date to which the Compliance Certificate was prepared, and shall, if the Majority Lenders require, promptly create security in favour of the Finance Parties over such account, contract or trademark in form and substance satisfactory to the Security Agent (acting reasonably).

(b)

A member of the Group shall, upon acquiring any interest in real property (not forming part of the telecommunications network already pledged under the Security Document listed in paragraph 3(c) of Schedule 9) with a book or acquisition value (whichever is lower) of more than CZK30,000,000, notify the Facility Agent and shall, if the Majority Lenders require, promptly create security in favour of the Finance Parties over that interest in form and substance satisfactory to the Security Agent (acting reasonably).

(c)

The Parent shall ensure that at all times all rights and obligations of each Subordinated Creditor and each Intercompany Creditor (as defined in the Intercreditor Agreement) in respect of all Subordinated Shareholder Debt or, as the case may be, Intercompany Debt (as defined in the Intercreditor Agreement) are subject to security assignments or other Security Interests acceptable to the Security Agent, in each case created under Security Documents in form and substance satisfactory to the Security Agent (acting reasonably).

19.23

Unrestricted Subsidiaries

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, do or permit to be done anything specified in paragraphs (b) to (e) of the definition of Unrestricted Subsidiary which would result in a Subsidiary that has been designated as an Unrestricted Subsidiary failing or ceasing to qualify as an Unrestricted Subsidiary.

19.24

Qualifying Capital Markets Debt Issue

No member of the Group party to an Indenture Document or agreement relating to Senior Subordinated Notes may agree to any amendment of any Indenture Document or any agreement relating to any Senior Subordinated Notes the effect of which would be to:

(a)

bring forward the date for any principal payment in respect of any of the High Yield Notes, any Further High Yield Notes or any Senior Subordinated Notes;

(b)

increase the rate of interest or fees payable on the High Yield Notes, any Further High Yield Notes or any Senior Subordinated Notes or introduce any additional payment obligations for any member of the Group in respect thereto;

(c)

change the terms of the guarantees for the High Yield Notes, any Further High Yield Notes or any Senior Subordinated Notes (including, without limitation, the terms of subordination of the guarantees for any Senior Subordinated Notes and the provisions for the release of the guarantees for any Senior Subordinated Notes) in any way which is inconsistent with the Intercreditor Agreement; or

(d)

make the terms of the High Yield Notes, any Further High Yield Notes or any Senior Subordinated Notes materially more restrictive for the Group (in the opinion of the Majority Lenders).

19.25

Redemption of High Yield Notes or Senior Subordinated Notes

(a)

No member of the Group may purchase any High Yield Notes, any Further High Yield Notes or any Senior Subordinated Note or redeem, defease or repay any principal amount in respect of any of the foregoing.

(b)

Paragraph (a) above shall not apply to any purchase, redemption, defeasement or repayment which:

(i)

is the re-financing of the High Yield Notes from Net Proceeds of any Further High Yield Issue; or

(ii)

is financed from the proceeds of the subscription for new shares in the Company, and such proceeds are applied in the manner required by Clause 7.6 (Mandatory Prepayment - Equity Issue); or

(iii)

is financed out of Excess Cashflow, pursuant to the terms of Clause 19.13(iv) (Restricted Distributions).

19.26

Holding Company Security Accounts

The Parent and Midco will not hold cash in excess of CZK30,000,000 in aggregate outside Holding Company Security Accounts.

19.27

Holding Companies

The Parent and Midco will operate only as holding companies and may not carry on any other business or own any assets other than:

(a)

owning shares in members of the Group, provided that those shares are pledged to the Finance Parties under a Security Document;

(b)

making and owning equity investments in accordance with Clause 19.8 (Mergers and acquisitions), provided that those investments are pledged to the Finance Parties under a Security Document;

(c)

in the case of the Parent, issuing Senior Subordinated Notes and making Senior Subordinated Notes Funding Loans; and

(d)

in the case of Midco, making Senior Subordinated Notes Funding Loans from the proceeds of Senior Subordinated Notes Funding Loans received from the Parent.

20.

DEFAULT

20.1

Events of Default

Each of the events set out in this Clause is an Event of Default.

20.2

Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)

is caused by technical or administrative error; and

(b)

is remedied within three Business Days of the due date.

20.3

Breach of other obligations

(a)

An Obligor does not comply with any term of Clauses 19.3 (Pari passu ranking), 19.4 (Negative pledge), 19.5 (Transactions similar to security), 19.6 (Disposals), 19.8 (Mergers and acquisitions), 19.10 (Maintenance of Status); 19.11 (Restrictions on Financial Indebtedness), 19.12 (Loans and guarantees), 19.13 (Restricted Distributions), 19.17 (Arm's length terms), 19.21 (Share Security), 19.24 (Qualifying Capital Markets Debt Issue), 19.25 (Redemption of High Yield Notes or Senior Subordinated Notes) or Clause 18 (Financial Covenants).

(b)

An Obligor does not comply with any provision of Clause 19.19 (The Network), 19.20 (Pledged Accounts), or 19.22 (Further Security over assets) and the failure to comply, if capable of remedy, is not remedied within five Business Days of the earlier of (i) an Obligor or Subordinated Creditor becoming aware of the failure to comply and (ii) the date on which the Facility Agent gives the Company a notice requiring the failure to comply to be remedied.

(c)

An Obligor or Subordinated Creditor does not comply with any provision of the Finance Documents (other than those referred to in paragraphs (a) or (b) above or in Clause 20.2 (Non-payment)) and the failure to comply, if capable of remedy, is not remedied within 30 days of the earlier of (i) an Obligor or, as the case may be, the relevant Subordinated Creditor becoming aware of the failure to comply and (ii) the date on which the Facility Agent gives the Company a notice requiring the failure to comply to be remedied.

20.4

Misrepresentation

Any representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of an Obligor or a Subordinated Creditor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5

Cross-default

(a)

Any Financial Indebtedness of an Obligor is not paid when due or within any applicable grace period therefor; or

(b)

any Financial Indebtedness of an Obligor becomes capable of being declared prematurely due and payable or being placed on demand as a result of an Event of Default (however described) under the document relating to that Financial Indebtedness; or

(c)

any Financial Indebtedness of an Obligor becomes prematurely due and payable or is placed on demand as a result of an Event of Default (howsoever described) under the document relating to that Financial Indebtedness, provided that this Clause 20.5 shall not apply in respect of any Financial Indebtedness in a maximum aggregate amount not exceeding CZK150,000,000 or its equivalent.

20.6

Insolvency

Any of the following occurs in respect of an Obligor:

(a)

it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(b)

in respect of a member of the Group incorporated in the Czech Republic, it is, for the purpose of Section 1 sub-sections 2 (insolvence) and 3 (predlužení) of Act No. 328/1991 Coll., on Bankruptcy and Composition (as amended), insolvent (v ŭpadku);

(c)

it admits its inability to pay its debts as they fall due;

(d)

it suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(e)

by reason of financial difficulties, it begins negotiations with one or more of its creditors or any class of them with a view to the readjustment or rescheduling of any of its indebtedness.

20.7

Insolvency proceedings

(a)

Any formal step (including petition, proposal or convening a meeting) is taken by reason of financial difficulties with a view to a composition, assignment or arrangement with any creditors of an Obligor; or

(b)

a meeting of any corporate body of an Obligor is convened for the purpose of considering any resolution for (or to petition for) its winding-up, bankruptcy, suspension of payments, moratorium or composition proceedings (in respect of an Obligor incorporated in the Czech Republic, vyrovnání) or any such resolution is passed; or

(c)

any person presents a petition for the winding-up, bankruptcy, suspension of payments, moratorium or composition proceedings (in respect of an Obligor incorporated in the Czech Republic, vyrovnání) of an Obligor; or

(d)

an order for the winding-up or administration of an Obligor is made; or

(e)

any other formal step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or any other insolvency proceedings involving an Obligor, provided that in the case of a petition or step taken by a person who is not a member of the Group, any corporate body of a member of the Group or a shareholder of a member of the Group, paragraphs (a) to (e) above shall only apply if the petition or step is, in the reasonable opinion of the Facility Agent, not frivolous or vexatious, or if the petition or step is not withdrawn or stayed within 30 days.

20.8

Appointment of receivers and managers

(a)

Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or all or a material part of its assets; or

(b)

the directors of an Obligor request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c)

any other formal steps are taken to enforce any Security Interest over any material part of the assets of an Obligor.

20.9

Creditors' process

Any attachment, sequestration, distress or execution affects any material asset of an Obligor and is not discharged or stayed within 30 days.

20.10

Litigation

Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against any Obligor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect unless the relevant Obligor:

(a)

has demonstrated to the satisfaction of the Majority Lenders (acting reasonably) that the relevant proceedings are frivolous or vexatious; or

(b)

has been advised by independent legal advisers that it stands a reasonable chance of successfully defending such proceedings, is defending the proceedings by all appropriate action and has (i) made provision for an adverse determination of the proceedings in its accounts to the extent required or (ii) disclosed the existence of such proceedings in a note to its relevant accounts.

20.11

Cessation of business

A member of the Group ceases, or threatens to cease, to carry on all or a substantial part of its business except as a result of an amalgamation, demerger, merger, accrual or reconstruction permitted by Clause 19.8(a) (Mergers and acquisitions) or an amalgamation, reorganisation, scheme of arrangement or any similar arrangement, on a solvent basis and subject to the prior written consent of the Majority Lenders.

20.12

Effectiveness of Finance Documents

(a)

It is or becomes unlawful for any Obligor or Subordinated Creditor to perform any of its material obligations under the Finance Documents.

(b)

Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor or Subordinated Creditor to be ineffective in accordance with its terms for any reason.

20.13

Security

(a)

Any of the Security Documents and/or the security constituted thereby is invalidated or repudiated or is not or ceases to be effective in any material respect.

(b)

An Obligor or Subordinated Creditor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.14

Accounts qualified

The auditors of any Obligor qualify their report on an Obligor's audited accounts other than where the subject matter of the qualification could not reasonably be expected to have a Material Adverse Effect.

20.15

Expropriation

All or a material part of the undertakings, assets, rights or revenues of or shares or other ownership interests in any member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government or government entity.

20.16

Loss of Licences and other Material Contracts

(a)

Any Licence is cancelled, suspended, withdrawn, revoked, terminated or expires and is not immediately renewed or extended or replaced by another licence in respect of the same region on terms that are not materially worse for the relevant member of the Group or (if this could reasonably be expected to have a Material Adverse Effect) breached or varied.

(b)

Any Material Contract (other than a Licence) is varied, breached, cancelled, suspended, withdrawn, revoked or terminated in a manner or circumstances which have had or could reasonably be expected to have a Material Adverse Effect.

20.17

Material adverse change

Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has had or will have a Material Adverse Effect.

20.18

Ownership of the Obligors

An Obligor (other than the Parent or the Company) is not or ceases to be a wholly-owned Subsidiary of the Parent.

20.19

Acceleration

On and at any time after the occurrence of an Event of Default which is continuing and remains unremedied and unwaived the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)

cancel the Total Commitments; and/or

(b)

demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents (other than the Hedging Documents) be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)

demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks; and/or

(d)

instruct any Hedging Bank to exercise any right it may have to terminate or close out the hedging transactions under the Hedging Documents.

21.

SECURITY

The Security Agent holds any security created by a Security Document for the Finance Parties in accordance with the terms of the Intercreditor Agreement.

22.

THE ADMINISTRATIVE PARTIES

22.1

Appointment and duties of the Facility Agent

(a)

Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent and (in relation to a payment to be made only in Koruna) the Koruna Paying Agent to act as its agent under the Finance Documents.

(b)

Each Finance Party irrevocably authorises the Facility Agent to:

(i)

perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)

execute each Finance Document expressed to be executed by the Facility Agent.

(c)

The Facility Agent and the Koruna Paying Agent have only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

22.2

Role of the Arrangers

Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

22.3

No fiduciary duties

The relationship between each of (a) the Facility Agent and the Koruna Paying Agent; and (b) the other Finance Parties, is that of agent and principal only.  Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person.  No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4

Individual position of an Administrative Party

(a)

If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)

Each Administrative Party may:

(i)

carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)

retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

22.5

Reliance

Each Agent may:

(a)

rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)

rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)

engage, pay for and rely on professional advisers selected by it (including those representing a Party other than an Agent); and

(d)

act under the Finance Documents through its personnel and agents.

22.6

Majority Lenders' instructions

(a)

The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)

The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)

No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d)

The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

22.7

Responsibility

(a)

No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)

No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)

has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

22.8

Exclusion of liability

(a)

The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)

Neither the Koruna Paying Agent nor the Facility Agent is liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent or, as the case may be, the Koruna Paying Agent if the Facility Agent or, as the case may be, the Koruna Paying Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent or, as the case may be, the Koruna Paying Agent for that purpose.

(d)          (i)

Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)

Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

22.9

Default

(a)

The Facility Agent is not obliged to monitor or enquire whether a Default has occurred.  The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)

If the Facility Agent:

(i)

receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)

is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or an Arranger) under this Agreement,

it must promptly notify the other Finance Parties.

22.10

Information

(a)

An Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to it by a Party for that person.

(b)

Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

Except as provided above, no Agent has any duty:

(i)

either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)

unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)

In acting as Agent the agency division of each Agent shall be treated as a separate entity from its other divisions and departments.  Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as Agent may be treated as confidential by it and will not be treated as information possessed by that Agent in its capacity as such.

(e)

The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)

Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as an Agent.

22.11

Indemnities

(a)

Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender's Pro Rata Share of any loss or liability incurred by an Agent in acting as such, except to the extent that the loss or liability is caused by the Agent's gross negligence or wilful misconduct.

(b)

The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.12

Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13

Resignation of a Facility Agent or Koruna Paying Agent

(a)

In this Clause 22.13, Agent means the Facility Agent or Koruna Paying Agent.

(b)

Agent may resign and appoint any of its Affiliates as successor Agent by giving notice to the other Finance Parties and the Company.

(c)

Alternatively, Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Agent.

(d)

If no successor Agent has been appointed under paragraph (c) above within 30 days after notice of resignation was given, the relevant Agent may appoint a successor Agent.

(e)

The person(s) appointing a successor Agent must, if practicable, consult with the Company prior to the appointment.

(f)

The resignation of Agent and the appointment of any successor Agent will both become effective only when the successor Agent notifies all the Parties that it accepts its appointment.  On giving the notification, the successor Agent will succeed to the position of the relevant Agent and the term Facility Agent or, as the case may be, Koruna Paying Agent will mean the successor Facility Agent or Koruna Paying Agent.

(g)

The retiring Agent must, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the relevant Agent under the Finance Documents.

(h)

Upon its resignation becoming effective, this Clause will continue to benefit the retiring Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was an Agent, and, subject to paragraph (g) above, it will have no further obligations under any Finance Document.

(i)

The Majority Lenders may, by notice to the Agent, require it to resign under paragraph (c) above.

22.14

Relationship with Lenders

(a)

The Facility Agent and the Koruna Paying Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b)

The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)

The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request.  The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.15

Agent's management time

If an Agent requires, any amount payable to that Agent by any Party under any indemnity or in respect of any costs or expenses incurred by that Agent in connection with any Event of Default, amendment or waiver under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as that Agent may notify to the relevant Party.  This is in addition to any amount in respect of fees or expenses paid or payable to an Agent under any other term of the Finance Documents.

22.16

Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.

EVIDENCE AND CALCULATIONS

23.1

Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2

Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates (provided such certification or determination gives reasonable details of the basis for the Calculation).

23.3

Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice (such determination to be notified to the Company by the Facility Agent).

24.

FEES

24.1

Facility Agent's fee

The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

24.2

Koruna Paying Agent's fee

The Company must pay to the Koruna Paying Agent for its own account an agency fee in the manner agreed in the fee letter between the Koruna Paying Agent and the Company.

24.3

Arrangement fee

The Parent and Company must pay to the Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Arrangers, the Parent and the Company.

24.4

Commitment fee

(a)

The Company must pay to the Facility Agent for each Lender a commitment fee, in respect of that Lender's Commitment, in Koruna in the case of the Tranche A1 Commitments and the Tranche B Commitments and in euro in the case of the Tranche A2 Commitments, computed at the rate which is the lower of:

(i)

0.75 per cent. per annum; and

(ii)

50 per cent. of the applicable Margin at that time,

on the undrawn, uncancelled amount of that Lender's Commitment during the Availability Period. For this purpose, applicable Margin means, in relation to a Tranche, the Margin applicable to Loans borrowed under that Tranche.

(a)

Accrued commitment fee is calculated on a daily basis and is payable quarterly in arrears.  Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

25.

INDEMNITIES AND BREAK COSTS

25.1

Currency indemnity

(a)

The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)

that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

(ii)

that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)

Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2

Other indemnities

(a)

The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)

the occurrence of any Event of Default;

(ii)

any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)

(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan;

(iv)

a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(a)

The Company must indemnify the Facility Agent against any cost and expense, loss or liability incurred by the Facility Agent (and not compensated under Clause 22.15 (Agent's management time)) as a result of:

(i)

investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)

acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

25.3

Break Costs

(a)

The Company must pay to each Lender its Break Costs.

(b)

Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)

the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(i)

the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)

Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

26.

EXPENSES

26.1

Initial costs

The Company must pay to the Facility Agent, the Security Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2

Subsequent costs

The Company must pay to the Facility Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)

the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)

any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

26.3

Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.

AMENDMENTS AND WAIVERS

27.1

Procedure

(a)

Except as provided in this Clause and the Intercreditor Agreement, any term of the Finance Documents may be amended or waived with the agreement of the Parent and the Majority Lenders (other than any Hedging Document).  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)

The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

27.2

Exceptions

(a)

An amendment or waiver which relates to:

(i)

the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)

an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)

a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)

an increase in, or an extension of, a Commitment or the Total Commitments;

(v)

a release of an Obligor other than in accordance with the terms of this Agreement;

(vi)

the release of any Collateral from the Security Documents other than in accordance with the terms of this Agreement or the Intercreditor Agreement;

(vii)

the ranking or subordination effected by the Intercreditor Agreement;

(viii)

a term of a Finance Document which expressly requires the consent of each Lender;

(ix)

the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(x)

Clause 2.3 (Nature of a Finance Party's rights and obligations) Clause 31 (Pro Rata Sharing) or this Clause,

may only be made with the consent of all the Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)

A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

27.3

Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

27.4

Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)

may be exercised as often as necessary;

(b)

are cumulative and not exclusive of its rights under the general law; and

(c)

may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

28.

CHANGES TO THE PARTIES

28.1

Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2

Assignments and transfers by Lenders

(a)

A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

(b)

Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum Koruna Amount of CZK60,000,000 and in an amount which is an integral multiple of CZK30,000,000.

(c)

After the Syndication Date, the consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding.  The consent of the Company must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(d)

The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

(e)

The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction.  The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(f)

An assignment of rights will only be effective if the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by obligations to the other Finance Parties under this Agreement equivalent to those it would have been under if it were an Original Lender.

(g)

A transfer of obligations will be effective only if either:

(i)

rights are assigned and obligations released and equivalent obligations assumed in accordance with the following provisions of this Clause; or

(ii)

the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.  On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(h)

Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of e1,500.

(i)

Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3

Transfer Certificates

(a)

In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)

the proposed Transfer Date specified in that Transfer Certificate; and

(ii)

the date on which the Facility Agent executes that Transfer Certificate; and

a reference to an assignment includes any related release and assumption.

(b)

An assignment is effected if:

(i)

the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)

the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)

Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)

For a transfer by assignment on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender the Existing Lender's rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)

the Existing Lender will be released from the obligations expressed to be the subject of the release in the Transfer Certificate; and

(iii)

the New Lender will become a Lender under this Agreement and will be bound by obligations equivalent to those from which the Existing Lender is released under sub-paragraph  above.

(e)

The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

(f)

The parties expressly acknowledge and agree that the Security constituted by each Security Document will not be released, disclosed or otherwise prejudiced by any assignment, transfer or novation under this Clause 28.

28.4

Limitation of responsibility of Existing Lender

(a)

Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)

any Finance Document or any other document; or

(ii)

any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)

Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)

has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)

Nothing in any Finance Document requires an Existing Lender to:

(i)

accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)

support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

28.5

Costs resulting from change of Lender or Facility Office

If:

(a)

a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender (with the Company's consent) to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6

Additional Guarantors

(a)

If a Subsidiary of the Parent is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions precedent documents).

(b)

The Parent must ensure that each company which becomes one of its Subsidiaries after the date of this Agreement (other than any company designated as an Unrestricted Subsidiary by the Company in accordance with this Agreement within 10 Business Days following its becoming a Subsidiary of the Parent) becomes an Additional Guarantor in the manner required by this Clause.

(c)

The Parent need only perform its obligations under paragraph (b) above if it is not unlawful for the relevant person to become a Guarantor or it would not result in personal liability for that person's directors or other management.

(i)

The Parent must use reasonable endeavours to avoid any unlawfulness or personal liability in the circumstances mentioned in sub-paragraph (i) above.  This includes agreeing to a limit on the amount secured or guaranteed.  The Facility Agent may agree to such a limit if to do so might avoid the relevant unlawfulness or personal liability.

(d)

The Parent must comply with its obligations under paragraph (b) above within thirty days of the relevant person being required to become an Additional Guarantor or, if paragraph (c) applies, it ceasing to be unlawful or have any risk of personal liability for the relevant persons, directors or other management.

(e)

The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it.  The Facility Agent must give this notification as soon as reasonably practicable.

(f)

Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

(g)

If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

28.7

Resignation of a Guarantor

(a)

If the Company wishes to designate a Guarantor as an Unrestricted Subsidiary, it shall request that Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)

The Facility Agent must accept a Resignation Request and notify the Company, the Hedging Banks and the Lenders of its acceptance if:

(i)

while that Guarantor has been a Guarantor, it has not received any asset from any member of the Group other than any asset which could have been distributed to it as a Permitted Distribution or under Clause 19.6(b)(i) to (v) (Disposals) (in each case inclusive);

(ii)

it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request.; and

(iii)

no amount owed (other than amounts contingently owed by virtue of it being a Guarantor) by that Guarantor under this Agreement is still outstanding.

(c)

The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.  The Company may not designate the relevant member of the Group as an Unrestricted Subsidiary until it has ceased to be a Guarantor.

(d)

A Guarantor may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

28.8

Changes to the Reference Banks

If a Reference Bank or PRIBOR Reference Bank (or, if a Reference Bank or PRIBOR Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank or PRIBOR Reference Bank.

29.

DISCLOSURE OF INFORMATION

(a)

Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.  However, a Finance Party is entitled to disclose information:

(i)

which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)

in connection with any legal or arbitration proceedings;

(iii)

if required to do so under any law or regulation;

(iv)

to a governmental, banking, taxation or other regulatory authority;

(v)

to its professional advisers;

(vi)

to the extent allowed under paragraph (b) below;

(vii)

to another Obligor; or

(viii)

with the agreement of the relevant Obligor.

(b)

A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)

a copy of any Finance Document; and

(ii)

any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party and the Borrower to keep that information confidential on the terms of paragraph (a) above.

(c)

This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.

SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.

PRO RATA SHARING

31.1

Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)

the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)

the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

(c)

the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

31.2

Effect of redistribution

(a)

The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)

When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)

If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)

If:

(i)

a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)

the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3

Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)

it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)

it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)

the recovering Lender notified the Facility Agent of those proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them; or

(iii)

it has the right to receive and retain, any Preferred Payment. For these purposes a Preferred Payment means any payment received by or for the account of the relevant Lender in freely convertible and transferable currencies (Convertible Currencies) under circumstances in which any governmental or other authority having the power to regulate foreign exchange in the Czech Republic or any other jurisdiction through which any payment due under any provision of this Agreement is made (each a Restricted Country) is not generally permitting the conversion of the currency of that Restricted Country into Convertible Currencies or the remittance of Convertible Currencies from that Restricted Country, but where that Lender is either being exempted from such restrictions or is otherwise being afforded preferential treatment by foreign exchange being made available for obligations owed to it in Convertible Currencies.

32.

SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)

the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)

the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.

COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.

NOTICES

34.1

In writing

(a)

Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)

in person, by post or fax,; or

(ii)

if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)

For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)

Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2

Contact details

(a)

Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)

The contact details of the Company for this purpose are:

Address:

Oskar Mobil a.s.

Vinohradská 167

100 00 Prague 10

Attention:

General Counsel and Chief Financial Officer

Fax:

+420 776 971 956

with a copy to:

Address:

Telesystem International Wireless Inc.

1250 René-Lévesque West

38th Floor

Montreal

Quebec

H3B 3W8

Canada

Attention:

General Counsel and Chief Financial Officer

Fax:

+1 514 673 8470

(c)

The contact details of the Facility Agent for this purpose are:

Address:

J.P. Morgan Europe Limited

125 London Wall,

London EC2Y 5AJ

Fax number:

+020 7777 2360

Attention:

Loans Agency

(d)

Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)

Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3

Effectiveness

(a)

Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)

if delivered in person, at the time of delivery;

(ii)

if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)

if by fax, when received in legible form; and

(iv)

if by e-mail or any other electronic communication, when received in legible form.

(b)

A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)

A communication to the Facility Agent will only be effective on actual receipt by it.

34.4

Obligors

(a)

All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)

All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)

Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)

to give and receive all communications under the Finance Documents;

(ii)

to supply all information concerning itself to any Finance Party; and

(iii)

to sign all documents under or in connection with the Finance Documents.

(d)

Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)

The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

35.

LANGUAGE

(a)

Any notice given in connection with a Finance Document must be in English.

(b)

Any other document provided in connection with a Finance Document must be:

(i)

in English; or

(ii)

(unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

36.

GOVERNING LAW

This Agreement is governed by English law.

37.

ENFORCEMENT

37.1

Jurisdiction

(a)

The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document which is governed by English law.

(b)

The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document which is governed by English law.

(c)

This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law, a Finance Party may take:

(i)

proceedings in any other court; and

(ii)

concurrent proceedings in any number of jurisdictions.

37.2

Service of process

(a)

Each Obligor not incorporated in England and Wales irrevocably appoints Norose Notices Limited (reference AJM/AA68776, for the attention of the Director of Administration) as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b)

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

(c)

Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)

This Clause does not affect any other method of service allowed by law.

37.3

Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)

agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)

consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)

waives all rights of immunity in respect of it or its assets.

38.

MULTILATERAL INSTITUTIONS

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of Nordic Investment Bank under:

(a)

the agreement among Denmark, Finland, Iceland, Norway and Sweden regarding Nordic Investment Bank dated 23rd October, 1998; and

(b)

the agreement between the Government of the Czech Republic and Nordic Investment Bank dated 30th October, 1997,

in each case to the extent that they are applicable to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Guarantor	Registration number
(or equivalent, if any)

Oskar Finance B.V.	1292689
Oskar Holdings N.V.	34119084

Commitments

Name of Original Lender	Tranche A1 Commitments
(CZK)

ABN AMRO Bank N.V., Prague branch	534,820,000

Bank Austria Creditanstalt AG	235,950,000

Bayerische Landesbank	361,790,000

Česká spořitelna , a.s.	597,740,000

Československá obchodní banka, a.s.	361,790,000

Export Development Canada	361,790,000

ING Bank N.V., Prague branch	361,790,000

Investkredit Bank AG	125,840,000

Komer ní banka, a.s.	519,090,000

Natexis Banques Populaires	235,950,000

Raiffeisenbank a.s.	157,300,000

Raiffeisen Zentralbank Österreich AG	204,490,000

Royal Bank of Scotland plc	361,790,000

SANPAOLO IMI S.p.A.	125,840,000

Skandinaviska Enskilda Banken AB (publ)	361,790,000

Váeobecná Úverová banka, a.s.	125,840,000

TOTAL	CZK 5,033,600,000

Name of Original Lender	Tranche A2 Commitments
(EUR)

J.P. Morgan Chase International Financing
15,000,000
Limited

Nordic Investment Bank	10,000,000

UBS Limited	15,000,000

TOTAL	euro 40,000,000

Name of Original Lender	Tranche B Commitments
(CZK)

Česká spořitelna , a.s.	157,300,000

Československá obchodní banka, a.s.	235,950,000

ING Bank N.V.	157,300,000

Komer ní banka, a.s.	235,950,000

WestLB AG, London Branch	786,500,000

TOTAL	CZK 1,573,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

Part 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

Original Obligors

1.

A copy of the constitutional documents of each Original Obligor, accompanied by:

(a)

(with respect to an Original Obligor incorporated in the Czech Republic) an original extract from the Czech Commercial register concerning such Original Obligor; and

(b)

with respect to an Original Obligor incorporated in The Netherlands, an extract of the registration of such Original Obligor in the trade register of the chamber of commerce.

2.

A copy of a resolution of the board of directors (and, if applicable, supervisory board and, in the case of the Borrower, general meeting) of each Original Obligor approving the terms of, and the transactions contemplated by, the Finance Documents.

3.

A specimen of the signature of each person authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.

A copy of a resolution passed by all (or any lower percentage agreed by the Facility Agent) of the holders of the issued or allotted shares in each Original Guarantor (other than the Parent) approving the terms of, and the transactions contemplated by, the Finance Documents.

5.

If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Original Guarantor approving the terms of and the resolution referred to in paragraph 4 above.

6.

A certificate of an authorised signatory of the Company:

(a)

certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

(b)

confirming that utilising and/or guaranteeing the Total Commitments in full would not cause any limit binding on any Original Obligor.

7.

Evidence that the agent of the Original Obligors under the Finance Documents for service of process in England and Wales has accepted its appointment.

8.

A copy of the Original Financial Statements.

Legal opinions

9.

Legal opinions of Allen & Overy, LLP, legal advisers in England and The Netherlands to the Arrangers, and of Allen & Overy Praha Advokátní kancelář, legal advisers in the Czech Republic to the Arrangers, addressed to the Finance Parties.

10.

A legal opinion of Salans V.O.S., legal advisers in the Czech Republic to the Company, addressed to the Finance Parties.

11.

A legal opinion of Stibbe, New York B.V. P.C., legal advisers as to matters of Dutch law to the Company, addressed to the Finance Parties.

Other Transaction Documents

12.

The Intercreditor Agreement.

13.

The Midco Guarantee.

14.

Each of the Security Documents listed in Schedule 9 (Security Documents) duly executed by each party thereto, together with all title documents (including share certificates with duly completed and executed pledge endorsements in favour of the Security Agent and shareholders' registers), transfers, notices, acknowledgements and other documents and steps as the Security Agent may specify as being necessary for the perfection of the security granted thereby including, without limitation:

(a)

each Account Bank Acknowledgement as defined in and required under the pledge agreements relating to Holding Company Security Accounts;

(b)

notification to the relevant banks and insurers with respect to the pledges of insurance contracts and receivables relating to bank account management agreements executed by the Company; and

(c)

a petition to register the pledge of trademarks executed by the Company,

or evidence acceptable to the Security Agent that all such Security Documents and other documents will be executed immediately after the utilisation of the first Loan and the application of the proceeds thereof (in which case the Obligors will co-operate with the Security Agent to ensure that all such Security Documents and other documents are promptly executed).

15.

A notice from the facility agent under the Existing Facility, confirming that it has received notice from the Company of prepayment and cancellation in full of the Existing Facility upon the first Utilisation and that it is satisfied that the Utilisation the subject of the Request referred to in paragraph 16 below, when aggregated with the net proceeds of the High Yield Issue, will be sufficient to prepay in full the Existing Facility.

16.

A Request instructing the Facility Agent to apply the first Utilisation directly towards the prepayment of all amounts outstanding under the Existing Facility.

17.

Evidence that all Security Interests granted in respect of the Existing Facility over or affecting:

(a)

the assets of any member of the Group; and

(b)

the shares in the Company,

have in each case been, or will on the first Utilisation Date be, unconditionally and irrevocably released.

18.

The Hedging Letter.

19.

Each Fee Letter.

20.

Evidence that the High Yield Notes will be issued in an aggregate principal amount of €325,000,000 and that the net proceeds thereof will be applied towards discharge of the Existing Facility, on or before the first Utilisation Date.

21.

A certificate from the Company confirming the ownership and capital structure of each of the Company and the Parent, and attaching a copy of the shareholders' register of the Borrower.

22.

Executed copies of the Indenture Documents for the High Yield Issue and any other documentation relating to the High Yield Issue.

Other Documents and Evidence

23.

A legal due diligence report from Allen & Overy LLP, addressed to the Finance Parties.

24.

The Business Plan.

25.

Evidence that the Company has put in place the insurance required to ensure compliance with Clause 19.9 (Insurance).

26.

The Original Financial Statements.

27.

Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

28.

Evidence that ABN AMRO Bank N.V. has:

(a)

confirmed to the Company that the Company's entry into the Security Documents will not be considered a breach of the negative pledge restriction contained in the facility agreement between ABN AMRO Bank N.V. and the Company dated 23rd June, 2000 (as amended); and

(b)

confirmed to the Company that it has been notified of (i) the framework credit agreement between the Company and BAWAG Bank CZ a.s. (formerly Inter Banka a.s.) dated 1 June, 2004 and (ii) the CSOB Agreement defined below.

29.

Evidence that:

(a)

Československá obchodní banka, a.s., in its capacity as lender under a current account agreement dated 24th July, 2002 (the CSOB Agreement); and

(b)

BAWAG Bank CZ a.s., in its capacity as lender under a framework credit agreement dated 1st June, 2004,

have consented to the terms of the Finance Documents or, in the case of sub-paragraph (b), that the agreement has been terminated or notice of termination has been given in respect of it and, in any event, no amount is outstanding thereunder.

Part 2

FOR AN ADDITIONAL GUARANTOR

Additional Guarantors

1.

An Accession Agreement, duly executed by the Company and the Additional Guarantor.

2.

Security Documents, duly executed by the Additional Guarantor creating Security Interests over those of its assets in respect of which the Facility Agent requires security to be granted.

3.

A Security Document, duly executed by the Company, Parent or other direct Holding Company of the Additional Guarantor creating Security Interests, of all of the issued shares of the Additional Guarantor (the Shareholder).

4.

A copy of the constitutional documents of the Additional Guarantor and Shareholder.

5.

A copy of a resolution of the board of directors (or similar executive body if the Additional guarantor or shareholder does not have a board of directors) of the Additional Guarantor and Shareholder (and, in the case of an Additional Guarantor incorporated in the Czech Republic, of its general meeting), approving the terms of, and the transactions contemplated by, the Accession Agreement and Security Document.

6.

In respect of an Additional Guarantor incorporated in the Czech Republic, a valuation report in relation to the guarantee to be given pursuant to the Accession Agreement, executed in accordance with section 196 and sub-sections 3 and 5 of the Czech Civil Code.

7.

A specimen of the signature of each person authorised on behalf of the Additional Guarantor and Shareholder to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

8.

For a Dutch Obligor:

(a)

a copy of a resolution of the managing board/supervisory board/shareholders general meeting (as applicable) of the Additional Obligor approving the terms of, and transactions contemplated by, this Agreement;

(b)

(if applicable), an unconditional positive works council advice (advies) in respect of the transactions contemplated by this Agreement; and

(c)

an extract of the registration of the Additional Obligor in the trade register of the chamber of commerce.

9.

A certificate of an authorised signatory of the Additional Guarantor:

(a)

certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement; and

(b)

confirming that guaranteeing the Total Commitments in full would not breach any limit binding on it.

10.

If available, a copy of the latest audited accounts of the Additional Guarantor.

11.

Evidence that the agent of the Additional Guarantor under the Finance Documents for service of process in England and Wales has accepted its appointment.

12.

In the case of an Additional Guarantor incorporated in the Czech Republic, a valuation report within the meaning of section 196(a) of sub-sections 3 and 5 of the Czech Commercial Code.

Legal opinions

13.

If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion from legal advisers in the jurisdiction of the Additional Guarantor, addressed to the Finance Parties.

14.

A legal opinion of Allen & Overy LLP, legal advisers in London to the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

15.

Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

16.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To:

J.P. Morgan Europe Limited as Facility Agent

From:

OSKAR MOBIL A.S.

Date:

[                               ]

OSKAR MOBIL A.S. - Credit Agreement
dated [          ], 2004 (the Agreement)

1.

We refer to the Agreement.  This is a Request.

2.

We wish to borrow Loans on the following terms:

(a)

Utilisation Date: [                               ]

(b)

Loan under Tranche A1: CZK[•];

(c)

Loan under Tranche A2: e[•];

(d)

Loan under Tranche B:  CZK[•]; and

(e)

[First*]Term: [                                         ].

3.

Our payment instructions are: [                                    ].

4.

We confirm that:

(a)

each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied; and

(b)

the Loans will be applied in accordance with Clause 3 (Purpose) of the Agreement.

5.

This Request is irrevocable.

By:

[                               ]

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.

General

(a)

The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)

the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)

the requirements of the European Central Bank.

(b)

The Mandatory Cost is expressed as a percentage rate per annum.

(c)

The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of a Term (or as soon as possible after then).

(d)

The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)

Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.

For a Lender lending from a Facility Office in the U.K.

(a)

The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

E x 0.01	per cent. per annum
300

where on the day of application of the formula:

E

is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)

For the purposes of this paragraph 2:

(i)

fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(ii)

fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iii)

tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)

Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)

If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)

Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender.  In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)

the jurisdiction of its Facility Office; and

(ii)

any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

(f)

The rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above.  Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender's obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

(g)

The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.  The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.

For a Lender lending from a Facility Office in a Participating Member State

(a)

The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent.  This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender's share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)

If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.

Changes

(a)

The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)

any change in law or regulation; or

(ii)

any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)

If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:

J.P. MORGAN EUROPE LIMITED as Facility Agent

From:

[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:

[            ]

OSKAR MOBIL A.S. - Credit Agreement

dated [         ], 2004 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1.

In accordance with the terms of the Agreement:

(a)

the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement specified in the Schedule;

(b)

the Existing Lender is released from all its obligations under the Agreement which correspond to the Existing Lender's rights specified in the Schedule; and

(c)

the New Lender becomes a Lender under the Agreement and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

2.

The proposed Transfer Date is [        ].

3.

The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.

This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by assignment

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]

[NEW LENDER]

By:

By:

The Transfer Date is confirmed by the Facility Agent as [            ].

[AGENT]

as Facility Agent, for and on behalf

of each of the parties to the

Agreement (other than the Existing Lender and

the New Lender)

By:

Note:

It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate including any interest in security.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:

J.P. MORGAN EUROPE LIMITED as Facility Agent

From:

OSKAR HOLDINGS N.V.

Date:

[                               ]

OSKAR MOBIL A.S. - Credit Agreement
dated [          ], 2004 (the Agreement)

1.

We refer to the Agreement.  This is a Compliance Certificate.

2.

We confirm that as at [relevant testing date]:

(a)

Consolidated Total Debt was [            ] and Annualised EBITDA was [           ]; therefore, the ratio of Consolidated Total Debt to Annualised EBITDA was [    ] to 1;

(b)

Annualised EBTIDA was [       ] and Consolidated Total Interest Expense was [       ]; therefore the ratio of Annualised EBTIDA to Consolidated Total Interest Expense was [      ] to 1; and

(c)

For the purposes of Clause 7.5, [Excess Cashflow/05 Adjusted Cashflow/06 Adjusted Excess Cashflow] was [•]; and

(d)

For the purposes of Clause 8.3, Excess Cashflow was [•].

3.

We set out below calculations establishing the figures in paragraph 2 above:

[                        ].

4.

[We confirm that no Default is outstanding as at [relevant testing date].

[N.B.

To be accompanied by trademarks information as required by Clause 19.22(a)(ii)].

OSKAR HOLDINGS N.V.

By:

[insert applicable certification language]

for …………………………..

[auditors of the Parent]

SCHEDULE 7

FORM OF ACCESSION AGREEMENT

To:

J.P. Morgan Europe Limited as Facility Agent

From:

OSKAR MOBIL A.S. and [Proposed Guarantor]

Date:

[                        ]

OSKAR MOBIL A.S. Credit Agreement
dated [          ], 2004 (the Agreement)

We refer to the Agreement.  This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

This Accession Agreement is governed by English law.

OSKAR MOBIL A.S.

By:

[PROPOSED GUARANTOR]

By:

SCHEDULE 8

FORM OF RESIGNATION REQUEST

To:

J.P. Morgan Europe Limited as Facility Agent

From:

OSKAR MOBIL A.S. and [relevant Guarantor]

Date:

[                       ]

OSKAR MOBIL A.S. - Credit Agreement
dated [          ], 2004 (the Agreement)

1.

We refer to the Agreement.  This is a Resignation Request.

2.

We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.

We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.

We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.

This Resignation Request is governed by English law.

OSKAR MOBIL A.S.	[Relevant Guarantor]
By:	By:

The Facility Agent confirms that this resignation takes effect on [                     ].

[AGENT]

By:

SCHEDULE 9

SECURITY DOCUMENTS

1.

Granted by the Parent

(a)

A pledge of 100 per cent. of the shares of Midco (the Midco Share Pledge);

(b)

a bank account pledge agreement in respect of the Holding Company Security Account of the Parent.

2.

Granted by Midco

(a)

A pledge of all the shares in the Company owned by any member of the Group, comprising at least 99.87 per cent. of the issued share capital of the Company;

(b)

a bank account pledge agreement in respect of the Holding Company Security Account of Midco.

3.

Granted by the Company

(a)

a security assignment over certain insurance proceeds;

(b)

a pledge of receivables from bank account maintenance agreements;

(c)

a pledge of telecommunication network in the form of a pledge of global asset (věc hromadná); and

(d)

a pledge of principal trademarks.

SIGNATORIES

Company

OSKAR MOBIL A.S.

By:

Parent

OSKAR HOLDINGS N.V.

By:

Original Guarantors

OSKAR FINANCE B.V.

By:

OSKAR HOLDINGS N.V.

By:

Arrangers

ABN AMRO BANK N.V., LONDON BRANCH

By:

J.P. MORGAN plc

By:

UBS LIMITED

By:

Original Lenders

ABN AMRO BANK N.V., PRAGUE BRANCH

By:

 BANK AUSTRIA CREDITANSTALT AG

By:

BAYERISCHE LANDESBANK

By:

ČESKÁ SPOŘITELNA, A.S.

By:

ČESKOSLOVENSKÁ OBCHODNÍ BANKA, A.S.

By:

EXPORT DEVELOPMENT CANADA

By:

ING BANK N.V., PRAGUE BRANCH

By:

INVESTKREDIT BANK AG

By:

J.P. MORGAN CHASE INTERNATIONAL FINANCING LIMITED

By:

KOMERČNÍ BANKA, A.S.

By:

NATEXIS BANQUES POPULAIRES

By:

NORDIC INVESTMENT BANK

By:

RAIFFEISENBANK A.S.

By:

RAIFFEISEN ZENTRALBANK ÖSTERREICH AG

By:

ROYAL BANK OF SCOTLAND PLC

By:

SANPAOLO IMI S.P.A.

By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:

UBS LIMITED

By:

VŠEOBECNÁ ÚVEROVÁ BANKA, A.S.

By:

WESTLB AG, LONDON BRANCH

By:

Facility Agent

J.P. MORGAN EUROPE LIMITED

By:

Security Agent

J.P. MORGAN EUROPE LIMITED

By:

Koruna Paying Agent

ČESKÁ SPOŘITELNA, A.S.

By: